                                                                     EXHIBIT 17B


                                 HIGHMARK FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                NOVEMBER 30, 2001

           This Statement of Additional Information is not a Prospectus, but should be read in conjunction with the Prospectuses of the HighMark Equity and Fixed Income Funds and the HighMark Money Market Funds, each of which is dated November 30, 2001, (collectively, the "Prospectuses") and any of their supplements. This Statement of Additional Information is incorporated in its entirety into these Prospectuses. Copies of the Prospectuses may be obtained by writing the Distributor, SEI Investments Distribution Co., at 1 Freedom Valley Drive, Oaks, Pennsylvania, 19456, or by telephoning toll free 1-800-433-6884. Capitalized terms used but not defined in this Statement of Additional Information have the same meanings as set forth in the Prospectuses.




                                TABLE OF CONTENTS

                                                                                                     PAGE

HIGHMARK FUNDS                                                                                           1
INVESTMENT OBJECTIVES AND POLICIES                                                                       2
ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS                                                          2
           EQUITY SECURITIES                                                                             2
           DEBT SECURITIES                                                                               3
           CONVERTIBLE SECURITIES                                                                        3
           ASSET-BACKED SECURITIES (NON-MORTGAGE)                                                        4
           BANK INSTRUMENTS                                                                              4
           COMMERCIAL PAPER AND VARIABLE AMOUNT MASTER DEMAND NOTES                                      5
           LENDING OF PORTFOLIO SECURITIES                                                               6
           REPURCHASE AGREEMENTS                                                                         6
           REVERSE REPURCHASE AGREEMENTS                                                                 6
           U.S. GOVERNMENT OBLIGATIONS                                                                   7
           MORTGAGE-RELATED SECURITIES                                                                   7
           ADJUSTABLE RATE NOTES                                                                        10
           MUNICIPAL SECURITIES                                                                         10
           INVESTMENTS IN CALIFORNIA MUNICIPAL SECURITIES BY THE CALIFORNIA TAX-FREE MONEY MARKET
           FUND AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND                                      14
           PUTS                                                                                         17
           SHARES OF MUTUAL FUNDS                                                                       18
           WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS                                               18
           ZERO-COUPON SECURITIES                                                                       19
           OPTIONS (PUTS AND CALLS) ON SECURITIES                                                       19
           COVERED CALL WRITING                                                                         20
           PURCHASING CALL OPTIONS                                                                      21
           PURCHASING PUT OPTIONS                                                                       21
           OPTIONS IN STOCK INDICES                                                                     21
           RISK FACTORS IN OPTIONS TRANSACTIONS                                                         22
           FUTURES CONTRACTS ON SECURITIES AND RELATED OPTIONS                                          23
           FUTURES CONTRACTS ON SECURITIES                                                              23
           OPTIONS ON SECURITIES' FUTURES CONTRACTS                                                     24
           RISK OF TRANSACTIONS IN SECURITIES' FUTURES CONTRACTS AND RELATED OPTIONS                    25
           INDEX FUTURES CONTRACTS                                                                      25
           OPTIONS ON INDEX FUTURES CONTRACTS                                                           26
           FOREIGN INVESTMENT                                                                           26
           FOREIGN CURRENCY TRANSACTIONS                                                                28
           TRANSACTION HEDGING                                                                          28
           POSITION HEDGING                                                                             29
           CURRENCY FORWARD AND FUTURES CONTRACTS                                                       29
           GENERAL CHARACTERISTICS OF CURRENCY FUTURES CONTRACTS                                        30
           FOREIGN CURRENCY OPTIONS                                                                     31

           FOREIGN CURRENCY CONVERSION                                                                  31
           INDEX-BASED INVESTMENTS                                                                      32
           SMALL CAP/SPECIAL EQUITY SITUATION SECURITIES                                                32
           HIGH YIELD SECURITIES                                                                        33
           MONEY MARKET INSTRUMENTS                                                                     33
           TREASURY RECEIPTS                                                                            34
           HIGH QUALITY INVESTMENTS WITH REGARD TO THE MONEY MARKET FUNDS                               34
           ILLIQUID SECURITIES                                                                          37
           RESTRICTED SECURITIES                                                                        37
INVESTMENT RESTRICTIONS                                                                                 37
           VOTING INFORMATION                                                                           45
PORTFOLIO TURNOVER                                                                                      45
VALUATION                                                                                               46
           VALUATION OF THE MONEY MARKET FUNDS                                                          46
           VALUATION OF THE EQUITY FUNDS AND THE FIXED INCOME FUNDS                                     47
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION                                                          47
           PURCHASES THROUGH FINANCIAL INSTITUTIONS                                                     48
           REDEMPTION BY CHECKWRITING                                                                   48
           SALES CHARGES                                                                                49
           SALES CHARGE REDUCTIONS AND WAIVERS                                                          50
           ADDITIONAL FEDERAL TAX INFORMATION                                                           53
           ADDITIONAL TAX INFORMATION CONCERNING THE CALIFORNIA TAX-FREE MONEY MARKET
           FUND AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND                                      57
MANAGEMENT OF HIGHMARK FUNDS                                                                            60
           TRUSTEES AND OFFICERS                                                                        60
           INVESTMENT ADVISER                                                                           64
           THE SUB-ADVISERS                                                                             65
           PORTFOLIO TRANSACTIONS                                                                       67
           ADMINISTRATOR AND SUB-ADMINISTRATOR                                                          68
           GLASS-STEAGALL ACT                                                                           70
           SHAREHOLDER SERVICES PLANS                                                                   70
           EXPENSES                                                                                     71
           DISTRIBUTOR                                                                                  72
           TRANSFER AGENT AND CUSTODIAN SERVICES                                                        74
           AUDITOR                                                                                      75
           LEGAL COUNSEL                                                                                76
ADDITIONAL INFORMATION                                                                                  76

           DESCRIPTION OF SHARES                                                                        76
           SHAREHOLDER AND TRUSTEE LIABILITY                                                            77
           CALCULATION OF PERFORMANCE DATA                                                              78
           MISCELLANEOUS                                                                                87
APPENDIX                                                                                               103
FINANCIAL STATEMENTS                                                                                   108

                       STATEMENT OF ADDITIONAL INFORMATION

                                 HIGHMARK FUNDS

           HighMark Funds is a diversified, open-end management investment company. HighMark Funds was organized as a Massachusetts business trust on March 10, 1987 and presently consists of fourteen series of units of beneficial interest ("Shares"), representing interests in one of the following portfolios:

       HighMark Balanced Fund,
       HighMark Core Equity Fund,
       HighMark Growth Fund,
       HighMark International Equity Fund,
       HighMark Large Cap Value Fund,
       HighMark Small Cap Growth Fund.
       HighMark Small Cap Value Fund,
       HighMark Value Momentum Fund,
       HighMark Bond Fund,
       HighMark California Intermediate Tax-Free Bond Fund,
       HighMark 100% U.S. Treasury Money Market Fund,
       HighMark California Tax-Free Money Market Fund,
       HighMark Diversified Money Market Fund, and
       HighMark U.S. Government Money Market Fund, (collectively the "Funds").

           HighMark Core Equity Fund commenced operations on May 31, 2000. HighMark Small Cap Value Fund commenced operations on September 17, 1998. HighMark Value Momentum Fund, HighMark International Equity Fund, and HighMark California Intermediate Tax-Free Bond Fund commenced operations in HighMark Funds on April 28, 1997. HighMark Balanced Fund commenced operations on November 14, 1993 and HighMark Growth Fund commenced operations on November 18, 1993. HighMark Large Cap Value Fund and HighMark Bond Fund commenced operations on June 23, 1988 as a result of the reorganization of the Income Equity Portfolio and the Bond Portfolio, respectively, of the IRA Collective Investment. HighMark Diversified Money Market Fund commenced operations on February 1, 1991. HighMark U.S. Government Money Market Fund and HighMark 100% U.S. Treasury Money Market Fund commenced operations on August 10, 1987. HighMark California Tax-Free Money Market Fund commenced operations on June 10, 1991. The HighMark Small Cap Growth Fund has not yet commenced operations and is discussed in a separate Statement of Additional Information.

           For ease of reference, this Statement of Additional Information sometimes refers to the Funds as the "Equity Funds," the "Fixed Income Funds" and the "Money Market Funds."

           The EQUITY FUNDS include:

                     Balanced Fund
                     Core Equity Fund
                     Growth Fund
                     International Equity Fund
                     Large Cap Value Fund (formerly Income Equity Fund) Small Cap Value Fund
                     Value Momentum Fund

         The FIXED INCOME FUNDS include:

                     Bond Fund
                     California Intermediate Tax-Free Bond Fund

         The MONEY MARKET FUNDS include:

                     100% U.S. Treasury Money Market Fund
                     California Tax-Free Money Market Fund
                     Diversified Money Market Fund
                     U.S. Government Money Market Fund

           The Income Equity Portfolio and the Bond Portfolio of the IRA Fund (which were reorganized into certain Funds of HighMark Funds as described above) are sometimes referred to as the "IRA Fund Portfolios."

           As described in the Prospectuses, selected Funds of HighMark Funds have been divided into five classes of Shares (designated Class A, Class B, Class C and Class S Shares (collectively "Retail Shares"), and Fiduciary Shares for purposes of HighMark Funds' Distribution Plans and Shareholder Services Plans, which Distribution Plans apply only to such Funds' Retail Shares. Retail Shares and Fiduciary Shares are sometimes referred to collectively as "Shares".

           Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectuses for the respective Funds. No investment in Shares of a Fund should be made without first reading that Fund's Prospectus.


                       INVESTMENT OBJECTIVES AND POLICIES

           The following policies supplement the investment objectives and policies of each Fund of HighMark Funds as set forth in the respective Prospectus for that Fund.


                 ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

           1. EQUITY SECURITIES. Equity Securities include common stocks, preferred stocks, convertible securities and warrants. Common stocks, which represent an ownership interest in a company, are probably the most recognized type of equity security. Equity securities have historically outperformed most other securities, although their prices can be volatile in the short term. Market conditions, political, economic and even company-specific news can cause significant changes in the price of a stock. Smaller companies (as measured by market capitalization), sometimes called small-cap companies or small-cap stocks, may be especially sensitive to these factors. To the extent a Fund invests in equity securities, that Fund's Shares will fluctuate in value, and thus equity securities may be more suitable for long-term investors who can bear the risk of short-term fluctuations.

           2. DEBT SECURITIES. The Funds may invest in debt securities within the four highest rating categories assigned by a nationally recognized statistical rating organization ("NRSRO") and comparable unrated securities. Securities rated BBB by S&P or Baa by Moody's are considered investment grade, but are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade bonds. Should subsequent events cause the rating of a debt security purchased by a Fund to fall below the fourth highest rating category, the Adviser will consider such an event in determining whether the Fund should continue to hold that security. In no event, however, would a Fund be required to liquidate any such portfolio security where the Fund would suffer a loss on the sale of such security.

           Depending upon prevailing market conditions, a Fund may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at a premium over face value, the yield will be lower than the coupon rate. In making investment decisions, the Adviser will consider many factors other than current yield, including the preservation of capital, the potential for realizing capital appreciation, maturity, and yield to maturity.

           From time to time, the equity and debt markets may fluctuate independently of one another. In other words, a decline in equity markets may in certain instances be offset by a rise in debt markets, or vice versa. As a result, the Balanced Fund, with its balance of equity and debt investments, may entail less investment risk (and a potentially smaller investment return) than a mutual fund investing primarily in equity securities.

           3. CONVERTIBLE SECURITIES. Consistent with its objective policies and restrictions, each Equity Fund may invest in convertible securities. Convertible securities include corporate bonds, notes or preferred stocks that can be converted into common stocks or other equity securities. Convertible securities also include other securities, such as warrants, that provide an opportunity for equity participation. Convertible Bonds are bonds convertible into a set number of shares of another form of security (usually common stock) at a prestated price. Convertible bonds have characteristics similar to both fixed-income and equity securities. Preferred stock is a class of capital stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares, and has characteristics similar to both fixed-income and equity securities.

           Because convertible securities can be converted into common stock, their values will normally vary in some proportion with those of the underlying common stock. Convertible securities usually provide a higher yield than the underlying common stock, however, so that the price decline of a convertible security may sometimes be less substantial than that of the underlying common stock. The value of convertible securities that pay dividends or interest, like the value of all fixed-income securities, generally fluctuates inversely with changes in interest rates.

           Warrants have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them. They do not represent ownership of the securities for which they are exercisable, but only the right to buy such securities at a particular price.

           The Funds will not purchase any convertible debt security or convertible preferred stock unless it has been rated as investment grade at the time of acquisition by an NRSRO or is not rated but is determined to be of comparable quality by the Adviser.

           4. ASSET-BACKED SECURITIES (NON-MORTGAGE). Consistent with its investment objective, policies and restrictions, certain Funds may invest in asset-backed securities. Asset-backed securities are instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing such debt.

           The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Like mortgages underlying mortgage-backed securities, underlying automobile sales contracts or credit card receivables are subject to substantial prepayment risk, which may reduce the overall return to certificate holders. Nevertheless, principal prepayment rates tend not to vary as much in response to changes in interest rates and the short-term nature of the underlying car loans or other receivables tend to dampen the impact of any change in the prepayment level. Certificate holders may also experience delays in payment on the certificates if the full amounts due on underlying sales contracts or receivables are not realized by the trust because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with their investment objectives and policies, the Funds may invest in other asset-backed securities that may be developed in the future.

           5. BANK INSTRUMENTS. Consistent with its investment objective, policies, and restrictions, each Fund (other than the U.S. Government Money Market Fund and the 100% U.S. Treasury Money Market Fund) may invest in bankers' acceptances, certificates of deposit, and time deposits.

           Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise that are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.

Investments in bankers' acceptances will be limited to those guaranteed by domestic and foreign banks having, at the time of investment, total assets of $1 billion or more (as of the date of the institution's most recently published financial statements).

           Certificates of deposit and time deposits represent funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return.

           Investments in certificates of deposit and time deposits may include Eurodollar Certificates of Deposit, which are U.S. dollar denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States, Yankee Certificates of Deposit, which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States, Eurodollar Time Deposits ("ETDs"), which are U.S. dollar denominated deposits in a foreign branch of a U.S. bank or a foreign bank, and Canadian Time Deposits ("CTDs"), which are U.S. dollar denominated certificates of deposit issued by Canadian offices of major Canadian banks. All investments in certificates of deposit and time deposits will be limited to those (a) of domestic and foreign banks and savings and loan associations which, at the time of investment, have total assets of $1 billion or more (as of the date of the institution's most recently published financial statements) or (b) the principal amount of which is insured by the Federal Deposit Insurance Corporation.

           Although the Diversified Money Market Fund maintains a diversified portfolio, there are no limitations on its ability to invest in domestic certificates of deposit, banker's acceptances and other bank instruments. Extensive investments in such instruments may result from the Fund's concentration of securities in the financial services industry. Domestic certificates of deposit and bankers' acceptances include those issued by domestic branches of foreign banks to the extent permitted by the rules and regulations of the Securities and Exchange Commission staff. These rules and regulations currently permit U.S. branches of foreign banks to be considered domestic banks if it can be demonstrated that they are subject to the same regulation as U.S. banks.

           6. COMMERCIAL PAPER AND VARIABLE AMOUNT MASTER DEMAND NOTES. Consistent with its investment objective, policies, and restrictions, each Fund (other than the 100% U.S. Treasury Money Market Fund) may invest in commercial paper (including Section 4(2) commercial paper) and variable amount master demand notes. Commercial paper consists of unsecured promissory notes issued by corporations normally having maturities of 270 days or less. These investments may include Canadian Commercial Paper, which is U.S. dollar denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer.

           Variable amount master demand notes are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, a Fund may demand payment of principal and accrued interest at any time. A variable amount master demand note will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of its interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

           7. LENDING OF PORTFOLIO SECURITIES. In order to generate additional income, each Fund (other than the California Tax-Free Money Market Fund and the 100% U.S. Treasury Money Market Fund) may lend its portfolio securities to broker-dealers, banks or other institutions. During the time portfolio securities are on loan from a Fund, the borrower will pay the Fund any dividends or interest paid on the securities. In addition, loans will be subject to termination by the Fund or the borrower at any time. While the lending of securities may subject a Fund to certain risks, such as delays or an inability to regain the securities in the event the borrower were to default on its lending agreement or enter into bankruptcy, a Fund will receive at least 100% collateral in the form of cash or U.S. Government securities. This collateral will be valued daily by the lending agent, with oversight by HighMark Capital Management, Inc. (the "Adviser"), and, should the market value of the loaned securities increase, the borrower will be required to furnish additional collateral to the Fund. A Fund (other than the California Tax-Free Money Market Fund and the 100% U.S. Treasury Money Market
Fund) may lend portfolio securities in an amount representing up to 33 1/3% of the value of the Fund's total assets.

           8. REPURCHASE AGREEMENTS. Securities held by each Fund (other than the 100% U.S. Treasury Money Market Fund) may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund will deal with financial institutions such as member banks of the Federal Deposit Insurance Corporation having, at the time of investment, total assets of $100 million or more and with registered broker-dealers that the Adviser deems creditworthy under guidelines approved by HighMark Funds' Board of Trustees. Under a repurchase agreement, the seller agrees to repurchase the securities at a mutually agreed-upon date and price, and the repurchase price will generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than 100% of the repurchase price (including accrued interest) and the Custodian, with oversight by the Adviser, will monitor the collateral's value daily and initiate calls to request that collateral be restored to appropriate levels. In addition, securities subject to repurchase agreements will be held in a segregated custodial account.

           If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that either the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement or the Fund's disposition of the underlying securities was delayed pending court action. Additionally, although there is no controlling legal precedent confirming that a Fund would be entitled, as against a claim by the seller or its receiver or trustee in bankruptcy, to retain the underlying securities, HighMark Funds' Board of Trustees believes that, under the regular procedures normally in effect for custody of a Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Fund if presented with the question. Securities subject to repurchase agreements will be held by HighMark Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

           9. REVERSE REPURCHASE AGREEMENTS. Each Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements, provided such action is consistent with the Fund's investment objective and fundamental investment restrictions; as a matter of non fundamental policy, each Fund intends to limit total borrowings under reverse repurchase agreements to no more than 10% of the value of its total assets. Pursuant to a reverse repurchase agreement, a Fund will sell portfolio securities to financial institutions such as banks or to broker-dealers, and agree to repurchase the securities at a mutually agreed-upon date and price. A Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high-quality debt securities consistent with the Fund's investment objective having a value equal to 100% of the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that an equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which a Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

           10. U.S. GOVERNMENT OBLIGATIONS. With the exception of the 100% U.S. Treasury Money Market Fund, which may invest only in direct U.S. Treasury obligations, each Fund may, consistent with its investment objective, policies, and restrictions, invest in obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Student Loan Marketing Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

           U.S. Government Securities generally do not involve the credit risks associated with investments in other types of fixed-income securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from otherwise comparable corporate fixed-income securities. Like other fixed-income securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will in many cases not affect interest income on existing portfolio securities, but will be reflected in the Fund's net asset value. Because the magnitude of these fluctuations will generally be greater at times when a Fund's average maturity is longer, under certain market conditions the Fund may invest in short-term investments yielding lower current income rather than investing in higher yielding longer-term securities.

           For information concerning mortgage-related securities issued by certain agencies or instrumentalities of the U.S. Government, see
"Mortgage-Related Securities" below.

           11. MORTGAGE-RELATED SECURITIES. As indicated in the Prospectus, the Diversified Money Market Fund, the U.S. Government Money Market Fund and the California Tax-Free Money Market Fund may each invest in mortgage-related securities issued by the Government National

Mortgage Association ("GNMA") representing GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes"). The Fixed Income Funds and the Balanced Fund may also, consistent with each such Fund's investment objective and policies, invest in Ginnie Maes and in mortgage-related securities issued or guaranteed by the U.S. Government, its agencies, or its instrumentalities or, those issued by nongovernmental entities. In addition, the Fixed Income Funds and the Balanced Fund may invest in collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs").

           Mortgage-related securities represent interests in pools of mortgage loans assembled for sale to investors. Mortgage-related securities may be assembled and sold by certain governmental agencies and may also be assembled and sold by nongovernmental entities such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If a Fund purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security, whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. As with other interest-bearing securities, the prices of mortgage-related securities are inversely affected by changes in interest rates. However, although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true because in periods of declining interest rates the mortgages underlying the security are prone to prepayment. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on the underlying mortgages and, therefore, it is not possible to predict accurately the security's return to the Fund. In addition, regular payments received in respect of mortgage-related securities include both interest and principal. No assurance can be given as to the return a Fund will receive when these amounts are reinvested. As a consequence, mortgage-related securities may be a less effective means of "locking in" interest rates than other types of debt securities having the same stated maturity, may have less potential for capital appreciation and may be considered riskier investments as a result.

           Adjustable rate mortgage securities ("ARMS") are pass-through certificates representing ownership interests in a pool of adjustable rate mortgages and the resulting cash flow from those mortgages. Unlike conventional debt securities, which provide for periodic (usually semi-annual) payments of interest and payments of principal at maturity or on specified call dates, ARMs provide for monthly payments based on a pro rata share of both periodic interest and principal payments and prepayments of principal on the underlying mortgage pool (less GNMA's, FNMA's, or FHLMC's fees and any applicable loan servicing fees).

           There are a number of important differences both among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities themselves. As noted above, Ginnie Maes are issued by GNMA, which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Ginnie Maes are guaranteed as to the timely payment of principal and interest by GNMA and GNMA's guarantee is backed by the full faith and credit of the U.S. Treasury. In addition, Ginnie Maes are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under GNMA's guarantee. Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA Guaranteed Mortgage Pass-

Through Certificates (also known as "Fannie Maes"), which are solely the obligations of the FNMA and are not backed by or entitled to the full faith and credit of the U.S. Treasury. The FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). The FHLMC is a corporate instrumentality of the U.S. Government, created pursuant to an Act of Congress, which is owned entirely by the Federal Home Loan Banks. Freddie Macs are not guaranteed by the U.S. Treasury or by any Federal Home Loan Banks and do not constitute a debt or obligation of the U.S. Government or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. The FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When the FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

           CMOs in which the Fixed Income Funds and the Balanced Fund may invest represent securities issued by a private corporation or a U.S. Government instrumentality that are backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are issued with a number of classes or series that have different maturities and that may represent interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of a CMO first to mature generally will be retired prior to its maturity. Thus, the early retirement of a particular class or series of a CMO held by a Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

           One or more classes of CMOs may have coupon rates that reset periodically based on an index, such as the London Interbank Offered Rate ("LIBOR"). Each Fund may purchase fixed, adjustable, or "floating" rate CMOs that are collateralized by fixed rate or adjustable rate mortgages that are guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government or are directly guaranteed as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. government securities or is collateralized by privately issued fixed rate or adjustable rate mortgages.

           Securities such as zero-coupon obligations, mortgage-backed and asset-backed securities, and collateralized mortgage obligations ("CMOs") will have greater price volatility than other fixed-income obligations. Because declining interest rates may lead to prepayment of underlying mortgages, automobile sales contracts or credit card receivables, the prices of mortgage-related and asset-backed securities may not rise with a decline in interest rates. Mortgage-backed and asset-backed securities and CMOs are extremely sensitive to the rate of principal prepayment. Similarly, callable corporate bonds also present risk of prepayment. During periods of falling interest rates, securities that can be called or prepaid may decline in value relative to similar securities that are not subject to call or prepayment.

           REMICs in which the Fixed Income Funds and the Balanced Fund may invest are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

           12. ADJUSTABLE RATE NOTES. Consistent with its investment objective, policies, and restrictions, each Fund (other than the 100% U.S. Treasury Money Market Fund) may invest in "adjustable rate notes," which include variable rate notes and floating rate notes. For Money Market Fund purposes, a variable rate note is one whose terms provide for the readjustment of its interest rate on set dates and that, upon such readjustment, can reasonably be expected to have a market value that approximates its amortized cost; the degree to which a variable rate note's market value approximates its amortized cost subsequent to readjustment will depend on the frequency of the readjustment of the note's interest rate and the length of time that must elapse before the next readjustment. A floating rate note is one whose terms provide for the readjustment of its interest rate whenever a specified interest rate changes and that, at any time, can reasonably be expected to have a market value that approximates its amortized cost. Although there may be no active secondary market with respect to a particular variable or floating rate note purchased by a Fund, the Fund may seek to resell the note at any time to a third party. The absence of an active secondary market, however, could make it difficult for the Fund to dispose of a variable or floating rate note in the event the issuer of the note defaulted on its payment obligations and the Fund could, as a result or for other reasons, suffer a loss to the extent of the default. Variable or floating rate notes may be secured by bank letters of credit. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security. Such security will be subject to a Fund's non-fundamental 15% (10% in the case of the Money Market Funds) limitation governing investments in "illiquid" securities, unless such notes are subject to a demand feature that will permit the Fund to receive payment of the principal within seven days of the Fund's demand. See "INVESTMENT RESTRICTIONS" below.

           Maturities for variable and adjustable rate notes held in the Money Market Funds will be calculated in compliance with the provisions of Rule 2a-7, as it may be amended from time to time.

           As used above, a note is "subject to a demand feature" where the Fund is entitled to receive the principal amount of the note either at any time on not more than thirty days' notice or at specified intervals, not exceeding 397 days and upon not more than thirty days' notice.

           13. MUNICIPAL SECURITIES. The California Intermediate Tax-Free Bond Fund invests at least 80% of its net assets in municipal securities of varying maturities, which are rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization ("NRSRO") or are determined by the Adviser to be of comparable quality. The California Tax-Free Money Market Fund invests only in Municipal Securities with remaining effective maturities of 397 days or less, and which, at the time of purchase, possess one of the two highest short-term ratings from at least one NRSRO or are determined by the Adviser to be of comparable quality.

           Municipal Securities include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to other public institutions and public entities. In addition, private activity bonds that are issued by or on behalf of public agencies to finance privately operated facilities are included in the definition of Municipal Securities so long as they meet certain qualifications outlined in the Internal Revenue Code. In general, in order to qualify as a Municipal Security, a private activity bond must fall into one of the following categories: (i) exempt facility bonds (i.e., bonds issued to finance certain qualifying facilities, including airports, docks, water and sewage facilities, affordable rental housing, certain hazardous waste facilities, and certain transportation facilities; (ii) qualified mortgage bonds (i.e., bonds issued to finance single family projects, including housing for veterans); (iii) qualified small issue bonds (issuers are limited to $10,000,000 aggregate issuance); (iv) qualified student loan bonds; (v) qualified redevelopment bonds (i.e., bonds issued to finance projects within redevelopment areas); and (vi) qualified 501(c)(3) bonds (i.e., bonds issued by qualified nonprofit corporations). In addition, the federal government imposes a volume cap each year that limits the aggregate amount of qualified private activity bonds that each state may issue.


           As described in the Prospectuses, the two principal classifications of Municipal Securities consist of "general obligation" and "revenue" issues. In general, only general obligation bonds are backed by the full faith and credit and general taxing power of the issuer. There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including general market conditions, the financial condition of the issuer (or other entity whose financial resources are supporting the Municipal Securities), general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating(s) of the issue. In this regard, it should be emphasized that the ratings of any NRSRO are general and are not absolute standards of quality; Municipal Securities with the same maturity, interest rate and rating(s) may have different yields, while Municipal Securities of the same maturity and interest rate with a different rating(s) may have the same yield.

           In addition, Municipal Securities may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.


           Certain Municipal Securities are municipal lease revenue obligations (or certificates of participation or "COPs"), which typically provide that the public obligor has no obligation to make lease or installment payments in future years unless the public obligor has use and possession of the leased property. While the risk of non-appropriation is inherent to COP financing, this risk is mitigated by the Fund's policy to invest in COPs that are rated in one of the four highest rating categories used by Moody's Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P").



           Municipal Securities also include community facilities district (so-called "Mello-Roos") and assessment district bonds, which are usually unrated instruments issued to finance the building of roads, sewers, water facilities, schools and other public works and projects that are primarily secured by real estate taxes or benefit assessments levied on property located in the local community. Some of these bonds can not be rated because (i) the obligors are often a single developer in a to-be-built residential project,
(ii) there are a limited number of taxpayers or assessees (iii) or the issues are deemed too small to bear the additional expense of a rating. The purchase of these bonds is based upon the Adviser's determination that it is suitable for the Fund.



           Municipal Securities may also include, but are not limited to, short-term tax anticipation notes, bond anticipation notes, revenue anticipation notes, and other forms of short-term tax-exempt securities. These instruments are issued in anticipation of the public obligor's receipt of taxes, fees, charges, revenues or subventions, the proceeds of future bond issues, or other revenues.



           An issuer's obligations with respect to its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes or otherwise raise revenues. Certain of the Municipal Securities may be revenue securities and dependent on the flow of revenue, generally in the form of fees and charges. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions, including a decline in property value or a destruction of uninsured property due to natural disasters or acts of war.



           In addition, in accordance with its investment objective, each Fund may invest in private activity bonds, which may constitute Municipal Securities depending upon the federal income tax treatment of such bonds. Such bonds are usually revenue bonds because the source of payment and security for such bonds is the financial resources of the private entity involved; the full faith and credit and the taxing power of the issuer in normal circumstances will not be pledged. The payment obligations of the private entity also will be subject to bankruptcy and similar debtor's rights, as well as other exceptions similar to those described above. Moreover, the Funds may invest in obligations secured in whole or in part by a deed of trust on real property located in California that are subject to the "anti-deficiency" legislation discussed below.



           Certain Municipal Securities in which the Funds may invest may be obligations that are secured in whole or in part by a deed of trust on real property. California has certain statutory provisions, as embellished by decisional law, that limit the remedies of a creditor secured by a deed of trust. Some of the provisions generally bar a creditor from obtaining a deficiency judgment for such secured obligations based either on the method of foreclosure or the type of debt secured. Other antideficiency provisions limit a creditor's deficiency based on the value of the real property security at the time of the foreclosure sale. Another statutory provision, commonly known as the "one-action" rule, has two aspects, an "affirmative defense" aspect and a "sanction" aspect. The "affirmative defense" aspect limits creditors secured by real property to a single action to enforce the obligation (e.g., a collection lawsuit or setoff) and under the related "security-first principle," requires the creditor to foreclose on the security before obtaining a judgment or other enforcement of the secured obligation. Under the "sanction" aspect, if the real property secured creditor violates the one-action rule, the creditor loses its lien on the real property security and, in some instances, the right to recover on the debt. Under the statutory provisions governing judicial foreclosures, the debtor has the right to redeem the title to the property for up to one year following the foreclosure sale.


           Upon the default under a deed of trust with respect to California real property, a creditor's nonjudicial foreclosure rights under the power of sale contained in the deed of trust are subject to certain procedural requirements whereby the effective minimum period for foreclosing on a deed of trust is generally 121 days after the initial default. Such foreclosure could be further delayed by bankruptcy proceedings initiated by the debtor. Such time delays in collections could disrupt the flow of revenues available to an issuer for the payment of debt service on the outstanding obligations if such defaults occur with respect to a substantial number of deeds of trust securing an issuer's obligations. Following a creditor's non-judicial foreclosure under a power of sale, no deficiency judgment is available. This limitation, however, does not apply to recoveries for bad faith waste, certain kinds of fraud and pursuant to environmental indemnities. This limitation also does not apply to bonds authorized or permitted to be issued by the Commissioner of Corporations, or which are made by a public utility subject to the Public Utilities Act.



           Certain Municipal Securities in the Funds may be obligations that finance affordable residential housing development. Continuing compliance by the principal operator and owner of the 121 days project is necessary to ensure the housing tax exemption.



           Certain Municipal Securities in the Funds may be obligations that finance the acquisition of mortgages for low and moderate income single family homebuyers. These obligations may be payable solely from revenues derived from home loans secured by deeds of trust and are subject to California's statutory limitations applicable to obligations secured by real property, as described above. Under California anti-deficiency legislation, there is usually no personal recourse against a borrower of a dwelling of no more than four units, at least one of which is occupied by such a borrower, where the dwelling has been purchased with the loan that is secured by the deed of trust, regardless of whether the creditor chooses judicial or nonjudicial foreclosure. In the event that this purchase money anti-deficiency rule applies to a loan secured by a deed of trust, and the value of the property subject to that deed of trust has been substantially reduced because of market forces or by an earthquake or other event for which the borrower carried no insurance, upon default, the issuer holding that loan nevertheless would generally be entitled to collect no more on its loan than it could obtain from the foreclosure sale of the property.

           The Funds, in accordance with their investment objective, may also invest indirectly in Municipal Securities by purchasing the shares of tax-exempt money market mutual funds. Such investments will be made solely for the purpose of investing short-term cash on a temporary tax-exempt basis and only in those funds with respect to which the Adviser believes with a high degree of certainty that redemption can be effected within seven days of demand. Additional limitations on investments by the Funds in the shares of other tax-exempt money market mutual funds are set forth under "Investment Restrictions" below.

           The Funds may invest in municipal obligations that are payable solely from the revenues of health care institutions, although the obligations may be secured by the real or personal property of such institutions. Certain provisions under federal and California law may adversely affect such revenues and, consequently, payment on those Municipal Securities.


           Legislation has been introduced from time to time regarding the California state personal income tax status of interest paid on Municipal Securities issued by the State of California and its local governments and held by investment companies such as the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund. The Funds can not predict what legislation relating to Municipal Securities, if any, may be proposed in the future or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially adversely affect the availability of Municipal Securities generally, as well as the availability of Municipal Securities issued by the State of California and its local governments specifically, for investment by the Funds and the liquidity and value of their portfolios. In such an event, each Fund would re-evaluate its investment objective and policies and consider changes in its structure or possible dissolution. See "Investments in California Municipal Securities by the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund" below.


           Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from gross income for federal income tax purposes or from California personal income taxes are rendered at the time of issuance by legal counsel selected by the public issuer and purportedly experienced in matters relating to the validity of and tax exemption of interest payable with respect to Municipal Securities issued by states and their political sub-divisions. Neither the Funds nor the Adviser will review the proceedings relating to the issuance of Municipal Securities or the basis for such opinions.


           14. INVESTMENTS IN CALIFORNIA MUNICIPAL SECURITIES BY THE CALIFORNIA TAX-FREE MONEY MARKET FUND AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND. The following information is a general summary intended to give a recent historical description, and is not a discussion of any specific factors that may affect any particular issuer of California Municipal Securities. The information is not intended to indicate continuing or future trends in the condition, financial or otherwise, of California.

           Because each of these California Funds expects to invest substantially all of its assets in California Municipal Securities, it will be susceptible to a number of complex factors affecting the issuers of California Municipal Securities, including national and local political, economic, social, environmental, and regulatory policies and conditions. The Funds cannot predict whether or to what extent such factors or other factors may affect the issuers of California Municipal Securities, the market value or marketability of such securities or the ability of the respective issuers of such securities to pay interest on, or principal of, such securities. The creditworthiness of obligations issued by a local California issuer may be unrelated to the creditworthiness of obligations issued by the State of California, and there is no responsibility on the part of the State of California to make payments on such local obligations.

           During the first half of the 1990's California suffered the most severe recession in the State since the 1930's, with significant job losses (particularly in the aerospace, other manufacturing, services and construction industries). The greatest effects of the recession were felt in Southern California. Between 1994 and 2000, California's economy made a strong recovery, but its growth was somewhat unbalanced. In general, the high-technology, biotechnology, construction, and entertainment and other service industries expanded while aerospace and other manufacturing industries declined. Beginning in 2000, the California economy slowed markedly and was particularly sensitive to negative trends in such industries. The most dramatic softening occurred in various high technology sectors and caused a shakeout of the dot-com industry.

           At the beginning of 2001, California encountered a severe energy crisis. The power crisis has threatened the financial survival of the State's three major investor owned utilities: Pacific Gas & Electric (PG&E), Southern California Edison (SCE) and San Diego Gas & Electric. In April 2001, PG&E filed for bankruptcy and, as of the date of this Statement of Additional Information, SCE appears to be technically insolvent. During the first half of 2001, the State through its Department of Water Resources (DWR) spent more than $6 billion to purchase power on behalf of the utilities. Although the State intends to be reimbursed for such purchases and to pay for future power purchases through a $12.5 billion bond sale by the DWR, the issuance of such bonds has been postponed several times. It is unclear what impact PG&E's bankruptcy filing will have on the State's ability to issue such bonds and upon the State' fiscal condition.

           As of the date of this Statement of Additional Information, market reaction to terrorist attacks on the east coast and signs of a looming recession suggest substantial uncertainty about the health of the national economy. It is impossible to predict the combined impact of consumer fears over a worsening economy and rising energy costs on the California economy.

           The financial difficulties experienced by the State of California and municipal issuers during the recession of the first half of the 1990's resulted in the credit ratings of certain of their obligations being downgraded significantly by the major rating agencies. During the period in which California's economy subsequently made a strong steady recovery, California's credit ratings climbed from the lows experienced during the recession. However, during the first half of 2001, concerns about the State's draw on cash from its general fund to buy power, and the potential impact of a slowing economy, resulted in downgrades. In addition, rating agencies and investors continue to be nervous about the worsening economy, ongoing structural budget impediments and the impact of the State's power purchase program on the General Fund.

           The recession severely affected State revenues while the State's health, welfare and education costs were increasing. As a result, throughout the first half of the 1990's, California had a period of budget imbalance and multibillion dollar year-end deficits. In recent years, California has generally experienced positive operating results due, in part, to more conservative budgeting, improved economic conditions and higher-than-expected tax receipts paid on capital gains realizations. In 2001, the State experienced declining revenues due to the economic slowdown, particularly reduction in taxes paid on stock options and capital gains. As a result, May 2001 estimates for 2001-2002 revenues were revised downward by $4.6 billion. The 2001-2002 budget as adopted spends $3.7 billion more than it takes in in revenues, with the difference made up by a positive balance carried forward from the prior fiscal year. In addition, the budget for 2001-2002 assumes full reimbursement of the power purchase amounts which are significantly larger than the cushion provided by a $2.6 billion reserve that is built into the budget. Accordingly, the failure to issue sufficient power bonds to reimburse the General Fund as well as a softening economy could create a budget imbalance. In addition, analysts have said that the operating deficit and the slowing economy can be expected to create problems in next year's budget. The State's ability to raise revenues and reduce expenditures to the extent necessary to balance the budget for any year depends upon numerous factors, including economic conditions in the State and the nation, the accuracy of the State's revenue predictions, as well as the impact of budgetary restrictions imposed by voter-passed initiatives.

           The ability of the State of California and its political sub-divisions to generate revenue through real property and other taxes and to increase spending has been significantly restricted by various constitutional and statutory amendments and voter-passed initiatives. Such limitations could affect the ability of California state and municipal issuers to pay interest or repay principal on their obligations.

           During the recession that began in 1990, the State depleted its available cash resources and became increasingly dependent on external borrowings to meet its cash needs. Over a decade and a half, California has issued revenue anticipation notes (which must be issued and repaid during the same fiscal year) to fund its operating budget during the fiscal year. Beginning in 1992, the State expanded its external borrowing to include revenue anticipation warrants (which can be issued and redeemed in different fiscal years). The State was severely criticized by the major credit rating agencies for the State's reliance upon such external borrowings during the recession. In 1996, the State fully repaid $4 billion of revenue anticipation warrants issued in 1994. The State had not needed to use such "cross-year" borrowing since 1996. In June 2001, the State arranged for a $4.3-billion "bridge" loan with a group of banks to fund power purchases. Although the State intends to use the DWR bond issuance to repay this loan, the issuance has been repeatedly postponed and there continues to be some uncertainty about the State's ability to issue such bonds. It is not presently possible, however, to determine the extent to which California will issue additional revenue anticipation warrants, short-term interest-bearing notes or other instruments in future fiscal years.

           Certain of the securities in the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund may be obligations of issuers that rely in whole or in part, directly or indirectly, on ad valorem real property taxes as a source of revenue. Article XIII A of the California Constitution, adopted by the voters in 1978, limits ad valorem taxes on real property, and restricts the ability of taxing entities to increase real property and other taxes.

           Article XIII B of the California Constitution, originally adopted in 1979, limits significantly spending by state government and by "local governments". Article XIII B generally limits the amount of the appropriations of the State and of local governments to the amount of appropriations of the entity for the prior year, adjusted for changes in the cost of living, population, and the services that the government entity is financially responsible for providing. To the extent that the "proceeds of taxes" of the State or a local government exceed its "appropriations limit," the excess revenues must be rebated. One of the exclusions from these limitations for any entity of government is the debt service costs of bonds existing or legally authorized as of January 1, 1979 or on bonded indebtedness thereafter approved by the voters. Although Article XIII B states that it shall not "be construed to impair the ability of the state or of any local government to meet its obligations with respect to existing or future bonded indebtedness," concern has been expressed with respect to the combined effect of such constitutionally imposed spending limits on the ability of California state and local governments to utilize bond financing.

           Article XIII B was modified substantially by Propositions 98 and 111 of 1988 and 1990, respectively. These initiatives changed the State's
Article XIII B appropriations limit to require that the State set aside a prudent reserve fund for public education, and guarantee a minimum level of State funding for public elementary and secondary schools as well as community colleges. Such guaranteed spending was often cited as one of the causes of the State's earlier budget problems.

           The effect of Article XIII A, Article XIII B and other constitutional and statutory changes and of budget developments on the ability of California issuers to pay interest and principal on their obligations remains unclear, and may depend on whether a particular bond is a general obligation or limited obligation bond (limited obligation bonds being generally less affected).

           There is no assurance that any California issuer will make full or timely payments of principal or interest or remain solvent. For example, in December 1994, Orange County filed for bankruptcy. In June 1995, Orange County negotiated a rollover of its short-term debt originally due at that time; the major rating agencies considered the rollover a default. In June 1996, the investors in such overdue notes were paid and the Orange County bankruptcy ended. However, the Orange County bankruptcy and such default had a serious effect upon the market for California municipal obligations. In early 2001, the California energy crisis and the bankruptcy filing by PG&E also caused disruption and uncertainty in the California bond market.

           Numerous factors may adversely affect the State and municipal economies. For example, limits on federal funding could result in the loss of federal assistance otherwise available to the State.

           In addition, it is impossible to predict the time, magnitude, or location of a natural or other catastrophe, such as a major earthquake, fire or flood, or its effect on the California economy. In January 1994, a major earthquake struck the Los Angeles area, causing significant damage in a four-county area. The possibility exists that another natural disaster such as an earthquake could create a major dislocation of the California economy.

           The Funds' concentration in California Municipal Securities provides a greater level of risk than funds that are diversified across numerous states and municipal entities.

           15. PUTS. The California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund may acquire "puts" with respect to the Municipal Securities held in their respective portfolios. A put is a right to sell a specified security (or securities) within a specified period of time at a specified exercise price. These Funds may sell, transfer, or assign a put only in conjunction with the sale, transfer, or assignment of the underlying security or securities.

           The amount payable to a Fund upon its exercise of a "put" is normally (i) the Fund's acquisition cost of the securities (excluding any accrued interest that the Fund paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period.

           Puts may be acquired by a Fund to facilitate the liquidity of the Fund's portfolio assets. Puts may also be used to facilitate the reinvestment of a Fund's assets at a rate of return more favorable than that of the underlying security. Under certain circumstances, puts may be used to shorten the maturity of underlying adjustable rate notes for purposes of calculating the remaining maturity of those securities and the dollar-weighted average portfolio maturity of the California Tax-Free Money Market Fund's assets pursuant to Rule 2a-7 under the 1940 Act.

           The California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for puts either separately in cash or by paying a higher price for portfolio securities that are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities).

           16. SHARES OF MUTUAL FUNDS. Each Fund may invest in the securities of other investment companies to the extent permitted by the 1940 Act. Currently, the 1940 Act permits a Fund to invest up to 5% of its total assets in the shares of any one investment company, but it may not own more than 3% of the securities of any one registered investment company or invest more than 10% of its assets in the securities of other investment companies. In accordance with an exemptive order issued to HighMark Funds by the Securities and Exchange Commission, such other registered investment companies securities may include shares of a money market fund of HighMark Funds, and may include registered investment companies for which the Adviser or Sub-Adviser to a Fund of HighMark Funds, or an affiliate of such Adviser or Sub-Adviser, serves as investment adviser, administrator or distributor or provides other services. Because other investment companies employ an investment adviser, such investment by a Fund may cause Shareholders to bear duplicative fees. The Adviser will waive its advisory fees attributable to the assets of the investing Fund invested in a money market fund of HighMark Funds, and, to the extent required by applicable law, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company. Additional restrictions on the Fund's investments in the securities of a money market mutual fund are set forth under "Investment Restrictions" below.

           Investments by the California Tax-Free Money Market Fund in the shares of other tax-exempt money market mutual funds are described under "Municipal Securities" above.

           17. WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS. Each Fund may enter into forward commitments or purchase securities on a "when-issued" basis, which means that the securities will be purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve the risk that the yield obtained in the transaction will be less than that available in the market when delivery takes place. A Fund will generally not pay for such securities and no interest accrues on the securities until they are received by the Fund. These securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. Therefore, the purchase of securities on a "when-issued" basis may increase the risk of fluctuations in a Fund's net asset value.

           When a Fund agrees to purchase securities on a "when-issued" basis or enter into forward commitments, HighMark Funds' custodian will be instructed to set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. The Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment.

           The Funds expect that commitments to enter into forward commitments or purchase "when-issued" securities will not exceed 25% of the value of their respective total assets under normal market conditions; in the event any Fund exceeded this 25% threshold, the Fund's liquidity and the Adviser's ability to manage it might be adversely affected. In addition, the Funds do not intend to purchase "when-issued" securities or enter into forward commitments for speculative or leveraging purposes but only in furtherance of such Fund's investment objective.

           18. ZERO-COUPON SECURITIES. Consistent with its objectives, a Fund may invest in zero-coupon securities, which are debt securities that do not pay interest, but instead are issued at a deep discount from par. The value of the security increases over time to reflect the interest accrued. The value of these securities may fluctuate more than similar securities that are issued at par and pay interest periodically. Although these securities pay no interest to holders prior to maturity, interest on these securities is reported as income to the Fund and distributed to its shareholders. These distributions must be made from the Fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income ultimately may be reduced as a result. The amount included in income is determined under a constant interest rate method. In addition, if an obligation is purchased subsequent to its original issue, a holder such as the Fixed Income Funds may elect to include market discount in income currently on a ratable accrual method or a constant interest rate method. Market discount is the difference between the obligation's "adjusted issue price" (the original issue price plus original issue discount accrued to date) and the holder's purchase price. If no such election is made, gain on the disposition of a market discount obligation is treated as ordinary income (rather than capital gain) to the extent it does not exceed the accrued market discount.

           19. OPTIONS (PUTS AND CALLS) ON SECURITIES. Each Equity Fund may buy options (puts and calls), and write call options on a covered basis. Under a call option, the purchaser of the option has the right to purchase, and the writer (the Fund) the obligation to sell, the underlying security at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to purchase, the underlying security at the exercise price during the option period.

           There are risks associated with such investments including the following: (1) the success of a hedging strategy may depend on the ability of the Adviser or Sub-Adviser to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of securities held by a Fund and the price of options; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

           20. COVERED CALL WRITING. Each Equity Fund may write covered call options from time to time on such portion of its assets, without limit, as the Adviser determines is appropriate in seeking to obtain its investment objective. A Fund will not engage in option writing strategies for speculative purposes. A call option gives the purchaser of such option the right to buy, and the writer, in this case the Fund, has the obligation to sell the underlying security at the exercise price during the option period. The advantage to the Fund of writing covered calls is that the Fund receives a premium which is additional income. However, if the value of the security rises, the Fund may not fully participate in the market appreciation.

           During the option period, a covered call option writer may be assigned an exercise notice by the broker/dealer through whom such call option was sold, which requires the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option period or at such earlier time in which the writer effects a closing purchase transaction. A closing purchase transaction is one in which a Fund, when obligated as a writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written. A closing purchase transaction cannot be effected with respect to an option once the option writer has received an exercise notice for such option.

           Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security, or to enable the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. The Fund may realize a net gain or loss from a closing purchase transaction, depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

           If a call option expires unexercised, the Fund will realize a short term capital gain in the amount of the premium on the option, less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security during the option period. If a call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security equal to the difference between the cost of the underlying security, and the proceeds of the sale of the security plus the amount of the premium on the option, less the commission paid.

           The market value of a call option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the price volatility of the underlying security and the time remaining until the expiration date.

           The Fund will write call options only on a covered basis, which means that the Fund will own the underlying security subject to a call option at all times during the option period or will own the right to acquire the underlying security at a price equal to or below the option's strike price. Unless a closing purchase transaction is effected the Fund would be required to continue to hold a security which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by the Fund will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

           21. PURCHASING CALL OPTIONS. The Equity Funds may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option. The Funds may sell, exercise or close out positions as the Adviser deems appropriate.

           22. PURCHASING PUT OPTIONS. Each Equity Fund may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, a Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction costs.

           23. OPTIONS IN STOCK INDICES. The Equity Funds may engage in options on stock indices. A stock index assigns relative values to the common stock included in the index with the index fluctuating with changes in the market values of the underlying common stock.

           Options on stock indices are similar to options on stocks but have different delivery requirements. Stock options provide the right to take or make delivery of the underlying stock at a specified price. A stock index option gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return of the premium received, to make delivery of this amount. Gain or loss to a Fund on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities.

           As with stock options, a Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

           A stock index fluctuates with changes in the market values of the stock so included. Some stock index options are based on a broad market index, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index, or a narrower market index such as the Standard & Poor's
100. Indices are also based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indices are currently traded on the following exchanges among others:
The Chicago Board Options Exchange, New York Stock Exchange, American Stock Exchange and London Stock Exchange.

           A Fund's ability to hedge effectively all or a portion of its securities through transactions in options on stock indices depends on the degree to which price movements in the underlying index correlate with price movements in the Fund's portfolio securities. Since a Fund's portfolio will not duplicate the components of an index, the correlation will not be exact. Consequently, a Fund bears the risk that the prices of the securities being hedged will not move in the same amount as the hedging instrument. It is also possible that there may be a negative correlation between the index or other securities underlying the hedging instrument and the hedged securities which would result in a loss on both such securities and the hedging instrument.

           A Fund will enter into an option position only if there appears to be a liquid secondary market for such options.

           A Fund will not engage in transactions in options on stock indices for speculative purposes but only to protect appreciation attained, to offset capital losses and to take advantage of the liquidity available in the option markets. The aggregate premium paid on all options on stock indices will not exceed 20% of a Fund's total assets.

           24. RISK FACTORS IN OPTIONS TRANSACTIONS. The successful use of options strategies depends on the ability of the Adviser or, where applicable, the Sub-Adviser to forecast interest rate and market movements correctly.

           When it purchases an option, a Fund runs the risk that it will lose its entire investment in the option in a relatively short period of time, unless the Fund exercises the option or enters into a closing sale transaction with respect to the option during the life of the option. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, a Fund will lose part or all of its investment in the option. This contrasts with an investment by a Fund in the underlying securities, since the Fund may continue to hold its investment in those securities notwithstanding the lack of a change in price of those securities.

           The effective use of options also depends on a Fund's ability to terminate option positions at times when the Adviser or, where applicable, the Sub-Adviser deems it desirable to do so. Although a Fund will take an option position only if its Adviser or, where applicable, the Sub-Adviser believes there is liquid secondary market for the option, there is no assurance that a Fund will be able to effect closing transactions at any particular time or at an acceptable price.

           If a secondary trading market in options were to become unavailable, a Fund could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A marketplace may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events such as volume in excess of trading or clearing capability, were to interrupt normal market operations. A marketplace may at times find it necessary to impose restrictions on particular types of options transactions, which may limit a Fund's ability to realize its profits or limit its losses.

           Disruptions in the markets for securities underlying options purchased or sold by a Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, a Fund as purchaser or writer of an option will be unable to close out its positions until options trading resumes, and it may be faced with losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation (OCC) or other options markets, such as the London Options Clearing House, may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, a Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If a prohibition on exercise remains in effect until an option owned by a Fund has expired, the Fund could lose the entire value of its option.

           25. FUTURES CONTRACTS ON SECURITIES AND RELATED OPTIONS. The Equity Funds and Fixed Income Funds may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges, or over the counter as long as the underlying security or the securities represented by the future or index are permitted investments of the Fund. Futures and options can be combined with each other in order to adjust the risk and return parameters of a Fund.

           26. FUTURES CONTRACTS ON SECURITIES. The Equity Funds and Fixed Income Funds will enter into futures contracts on securities only when, in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian.

           A futures contract sale creates an obligation by the seller to deliver the type of instrument called for in the contract in a specified delivery month for a stated price. A futures contract purchase creates an obligation by the purchaser to take delivery of the type of instrument called for in the contract in a specified delivery month at a stated price. The specific instruments delivered or taken at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchanges on which the futures contract was made. Futures contracts are traded in the United States only on the commodity exchange or boards of trade, known as "contract markets," approved for such trading by the Commodity Futures Trading Commission (CFTC), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

           Although futures contracts by their terms call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument with the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Similarly, the closing out of a futures contract purchase is effected by the purchaser's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

           Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract, although the Fund is required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash and/or U.S. Government securities. This amount is known as "initial margin." The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the Fund to finance the transactions. Rather, initial margin is in the nature of a performance bond or good faith deposit on the contract that is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Futures contracts also involve brokerage costs.

           Subsequent payments, called "variation margin," to and from the broker (or the custodian) are made on a daily basis as the price of the underlying security fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to market."

           A Fund may elect to close some or all of its futures positions at any time prior to their expiration. The purpose of making such a move would be to reduce or eliminate the hedge position then currently held by the Fund. A Fund may close its positions by taking opposite positions which will operate to terminate the Fund's position in the futures contracts. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain. Such closing transactions involve additional commission costs.

           27. OPTIONS ON SECURITIES' FUTURES CONTRACTS. The Equity Funds and Fixed Income Funds will enter into written options on securities' futures contracts only when in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian. A Fund may purchase and write call and put options on the futures contracts it may buy or sell and enter into closing transactions with respect to such options to terminate existing positions. A Fund may use such options on futures contracts in lieu of writing options directly on the underlying securities or purchasing and selling the underlying futures contracts. Such options generally operate in the same manner as options purchased or written directly on the underlying investments.

           As with options on securities, the holder or writer of an option may terminate his or her position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

           A Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above.

           Aggregate initial margin deposits for futures contracts (including futures contracts on securities, indices and currency) and premiums paid for related options may not exceed 5% of a Fund's total assets.

           28. RISK OF TRANSACTIONS IN SECURITIES' FUTURES CONTRACTS AND RELATED OPTIONS. Successful use of securities' futures contracts by a Fund is subject to the ability of the Adviser or, where applicable, the Sub-Adviser to predict correctly movements in the direction of interest rates and other factors affecting securities markets.

           Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to a Fund when the purchase or sale of a futures contract would not, such as when there is no movement in the price of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

           There is no assurance that higher than anticipated trading activity or other unforeseen events will not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

           To reduce or eliminate a hedge position held by a Fund, the Fund may seek to close out a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both;
(iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

           29. INDEX FUTURES CONTRACTS. The Equity Funds may enter into stock index futures contracts, debt index futures contracts, or other index futures contracts appropriate to its objective, and may purchase and sell options on such index futures contracts. A Fund will not enter into any index futures contract for the purpose of speculation, and will only enter into contracts traded on securities exchanges with standardized maturity dates.

           An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contracts and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to the expiration date of the contract. No price is paid upon entering into index futures contracts. When a Fund purchases or sells an index futures contract, it is required to make an initial margin deposit in the name of the futures broker and to make variation margin deposits as the value of the contract fluctuates, similar to the deposits made with respect to futures contracts on securities. Positions in index futures contracts may be closed only on an exchange or board of trade providing a secondary market for such index futures contracts. The value of the contract usually will vary in direct proportion to the total face value.

           A Fund's ability to effectively utilize index futures contracts depends on several factors. First, it is possible that there will not be a perfect price correlation between the index futures contracts and their underlying index. Second, it is possible that a lack of liquidity for index futures contracts could exist in the secondary market, resulting in the Fund's inability to close a futures position prior to its maturity date. Third, the purchase of an index futures contract involves the risk that the Fund could lose more than the original margin deposit required to initiate a futures transaction. In order to avoid leveraging and related risks, when a Fund purchases an index futures contract, it will collateralize its position by depositing an amount of cash or cash equivalents, equal to the market value of the index futures positions held, less margin deposits, in a segregated account with the Fund's custodian. Collateral equal to the current market value of the index futures position will be maintained only a daily basis.

           The extent to which a Fund may enter into transactions involving index futures contracts may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Funds' intention to qualify as such.

           30. OPTIONS ON INDEX FUTURES CONTRACTS. Options on index futures contracts are similar to options on securities except that options on index futures contracts gives the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the index futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the index futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium.

           31. FOREIGN INVESTMENT. Certain of the Funds may invest in U.S. dollar denominated obligations of securities of foreign issuers. Permissible investments may consist of obligations of foreign branches of U.S. banks and foreign or domestic branches of foreign banks, including

European Certificates of Deposit, European Time Deposits, Canadian Time Deposits and Yankee Certificates of Deposits, and investments in Canadian Commercial Paper, foreign securities and Europaper. In addition, the Equity Funds may invest in American Depositary Receipts. The Equity Funds and Fixed Income Funds may also invest in securities issued or guaranteed by foreign corporations or foreign governments, their political subdivisions, agencies or instrumentalities and obligations of supranational entities such as the World Bank and the Asian Development Bank. Any investments in these securities will be in accordance with a Fund's investment objective and policies, and are subject to special risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization, or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. Such investments may also entail higher custodial fees and sales commissions than domestic investments. To the extent that a Fund may invest in securities of foreign issuers that are not traded on any exchange, there is a further risk that these securities may not be readily marketable. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

           On January 1, 1999, the European Monetary Market Union ("EMU") introduced a new single currency, the Euro, which replaced the national currency for participating member countries. Those countries are Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. A new European Central Bank ("ECB") was created to manage the monetary policy of the new unified region. On the same day, exchange rates were irrevocably fixed between the EMU member countries. National currencies will continue to circulate until they are replaced by coins and banks notes by the middle of 2002.

           The International Equity Fund may invest in the securities of emerging market issuers. Investing in emerging market securities involves risks which are in addition to the usual risks inherent in foreign investments. Some emerging markets countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally. Certain of these currencies have experienced a steady devaluation relative to the U.S. dollar. Any devaluation in the currencies in which the Fund's securities are denominated may have a detrimental impact on the Fund.

           Some countries with emerging securities markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuation in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain countries. Moreover, the economies of some countries may differ favorably or unfavorably from the U.S. economy in such respects as rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency, number and depth of industries forming the economy's base, governmental controls and investment restrictions that are subject to political change and balance of payments position. Further, there may be greater difficulties or restrictions with respect to investments made in emerging markets countries.

           Emerging markets typically have substantially less volume than U.S. markets. In addition, securities in many of such markets are less liquid, and their prices often are more volatile, than securities of comparable U.S. companies. Such markets often have different clearance and settlement procedures for securities transactions, and in some markets there have been times when settlements have been unable to keep pace with the volume of transactions, making it difficult to conduct transactions. Delays in settlement could result in temporary periods when assets may be uninvested. Settlement problems in emerging markets countries also could cause the Fund to miss attractive investment opportunities. Satisfactory custodial services may not be available in some emerging markets countries, which may result in the Fund's incurring additional costs and delays in the transportation and custody of such securities.

           32. FOREIGN CURRENCY TRANSACTIONS. Under normal market conditions, the International Equity Fund may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. The International Equity Fund expects to engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities ("transaction hedging"), and to protect the value of specific portfolio positions ("position hedging"). The Fund may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency, and may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase or sell foreign currency futures contracts ("futures contracts"). The Fund may also purchase domestic and foreign exchange-listed and over-the-counter call and put options on foreign currencies and futures contracts. Hedging transactions involve costs and may result in losses, and the Fund's ability to engage in hedging and related options transactions may be limited by tax considerations.

           33. TRANSACTION HEDGING. When it engages in transaction hedging, the International Equity Fund enters into foreign currency transactions with respect to specific receivables or payables of the International Equity Fund, generally arising in connection with the purchase or sale of its portfolio securities. The International Equity Fund will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging, the Fund will attempt to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

           For transaction hedging purposes the International Equity Fund may also purchase exchange-listed call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives the Fund the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the Fund the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the Fund the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the Fund the right to purchase a currency at the exercise price until the expiration of the option.

           34. POSITION HEDGING. When it engages in position hedging, the International Equity Fund enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which its portfolio securities are denominated (or an increase in the value of currency for securities which the Sub-Adviser expects to purchase, when the Fund holds cash or short-term investments). In connection with the position hedging, the Fund may purchase or sell foreign currency forward contracts or foreign currency on a spot basis.

           The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

           It is impossible to forecast with precision the market value of portfolio securities at the expiration or maturity of a forward contract or futures contract. Accordingly, it may be necessary for the International Equity Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities if the market value of such security or securities exceeds the amount of foreign currency the Fund is obligated to deliver.

           Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities which the International Equity Fund owns or expects to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.

           At the discretion of the Adviser or Sub-Adviser, the International Equity Fund may employ the currency hedging strategy known as "cross-hedging" by using forward currency contracts, currency options or a combination of both. When engaging in cross-hedging, the International Equity Fund seeks to protect against a decline in the value of a foreign currency in which certain of its portfolio securities are denominated by selling that currency forward into a different currency for the purpose of diversifying the International Equity Fund's total currency exposure or gaining exposure to a foreign currency that is expected to outperform.

           35. CURRENCY FORWARD AND FUTURES CONTRACTS. Consistent with its investment objective and policies, the International Equity Fund may invest in currency forward and futures contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. Forward contracts are trades in the interbank markets conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

           A futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Futures contracts are designed by and traded on exchanges. The Fund would enter into futures contracts solely for hedging or other appropriate risk management purposes as defined in the controlling regulations.

           Forward contracts differ from futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

           At the maturity of a forward or futures contract, the Fund may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

           Positions in the futures contracts may be closed out only on an exchange or board of trade which provides a secondary market in such contracts. Although the Fund intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin, as described below.

           A Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward currency contracts to protect against uncertainty in the level of future exchange rates between particular currencies or between foreign currencies in which the Fund's securities are or may be denominated. Under normal circumstances, consideration of the prospect for changes in currency exchange rates will be incorporated into the Fund's long-term investment strategies. However, the Adviser and Sub-Adviser believe that it is important to have the flexibility to enter into forward currency contracts when it determines that the best interests of the Fund will be served.

           When the Adviser and Sub-Adviser believe that the currency of a particular country may suffer a significant decline against another currency, the Fund may enter into a currency contract to sell, for the appropriate currency, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency. The Fund may realize a gain or loss from currency transactions.

           36. GENERAL CHARACTERISTICS OF CURRENCY FUTURES CONTRACTS. When the International Equity Fund purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash or U.S. Treasury bills up to 5% of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions.

Rather, initial margin is similar to a performance bond or good faith deposit that is returned to a Fund upon termination of the contract, assuming a Fund satisfies its contractual obligation.

           Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin," and are made as the value of the underlying futures contract fluctuates. For example, when a Fund sells a futures contract and the price of the underlying currency rises above the delivery price, the International Fund's position declines in value. The Fund then pays a broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract. Conversely, if the price of the underlying currency falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract.

           When a Fund terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the Fund, and the Fund realizes a loss or gain. Such closing transactions involve additional commission costs.

           37. FOREIGN CURRENCY OPTIONS. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when the International Equity Fund's Sub-Adviser believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and investments generally.

           The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

           There is no systematic reporting of last sale information for foreign currencies, and there is no regulatory requirement that quotations available through dealer or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market, and thus may not reflect relatively smaller transactions (less than $1 million), where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market.

           38. FOREIGN CURRENCY CONVERSION. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the International Equity Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

           39. INDEX-BASED INVESTMENTS. Index-Based Investments, such as Standard & Poor's Depository Receipts ("SPDRs"), NASDAQ-100 Index Tracking Stock ("NASDAQ 100s") and Dow Jones DIAMONDS ("Diamonds"), are interests in a unit investment trust ("UIT") that may be obtained from the UIT or purchased in the secondary market. SPDRs, NASDAQ 100s and DIAMONDS are listed on the American Stock Exchange.

           A UIT will generally issue Index-Based Investments in aggregations of 50,000 known as "Creation Units" in exchange for a "Portfolio Deposit" consisting of (a) a portfolio of securities substantially similar to the component securities ("Index Securities") of the applicable index (the "Index"),
(b) a cash payment equal to a pro rata portion of the dividends accrued on the UIT's portfolio securities since the last dividend payment by the UIT, net of expenses and liabilities, and (c) a cash payment or credit ("Balancing Amount") designed to equalize the net asset value of the Index and the net asset value of a Portfolio Deposit.

           Index-Based Investments are not individually redeemable, except upon termination of the UIT. To redeem, the portfolio must accumulate enough Index-Based Investments to reconstitute a Creation Unit (large aggregations of a particular Index-Based Investment). The liquidity of small holdings of Index-Based Investments, therefore, will depend upon the existence of a secondary market. Upon redemption of a Creation Unit, the portfolio will receive Index Securities and cash identical to the Portfolio Deposit required of an investor wishing to purchase a Creation Unit that day.

           The price of Index-Based Investments is derived and based upon the securities held by the UIT. Accordingly, the level of risk involved in the purchase or sale of Index-Based Investments is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for Index-Based Investments is based on a basket of stocks. Disruptions in the markets for the securities underlying Index-Based Investments purchased or sold by the Portfolio could result in losses on Index-Based Investments. Trading in Index-Based Investments involves risks similar to those risks, described above under "Options," involved in the writing of options on securities.

           40. SMALL CAP/SPECIAL EQUITY SITUATION SECURITIES. Certain Funds may invest in the securities of small capitalization companies and companies in special equity situations. Companies are considered to have a small market capitalization if their capitalization is within the range of those companies in the Russell 2000 Index. Companies are considered to be experiencing special equity situations if they are experiencing unusual and possibly non-repetitive developments, such as mergers; acquisitions; spin-offs; liquidations; reorganizations; and new products, technology or management. These companies may offer greater opportunities for capital appreciation than larger, more established companies, but investment in such companies may involve certain special risks. These risks may be due to the greater business risks of small size, limited markets and financial resources, narrow product lines and frequent lack of depth in management. The securities of such companies are often traded in the over-the-counter market and may not be traded in volumes typical on a national securities exchange. Thus, the securities of such companies may be less liquid, and subject to more abrupt or erratic market movements than securities of larger, more established growth companies. Since a "special equity situation" may involve a significant change from a company's past experiences,

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

the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Funds' investments are significant.

           41. HIGH YIELD SECURITIES. The Small Cap Value Fund and the Fixed Income Funds may invest in lower rated securities. Fixed income securities are subject to the risk of an issuer's ability to meet principal and interest payments on the obligation (credit risk), and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which primarily react to movements in the general level of interest rates. The market values of fixed-income securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but the market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower rated securities may decline in value due to heightened concern over credit quality, regardless of the prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

           The high yield market is relatively new and its growth has paralleled a long period of economic expansion and an increase in merger, acquisition and leveraged buyout activity. Adverse economic developments can disrupt the market for high yield securities, and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity which may lead to a higher incidence of default on such securities. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, a Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Furthermore, the Trust may experience difficulty in valuing certain securities at certain times. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating a Fund's net asset value.

           Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls an obligation for redemption, a Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If a Fund experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Fund's investment portfolio and increasing the exposure of the Fund to the risks of high yield securities.

           A Fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interest of security holders if it determines this to be in the interest of its Shareholders.

           42. MONEY MARKET INSTRUMENTS. Each Fund, subject to its own investment limitations, may invest in money market instruments which are short-term, debt instruments or deposits and may include, for example, (i) commercial paper rated within the highest rating category by a NRSRO at the time of investment, or, if not rated, determined by the Adviser to be of comparable quality; (ii) obligations (certificates of deposit, time deposits, bank master notes, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations rated within the three highest rating categories by a NRSRO (e.g., at least A by S&P or A by Moody's) at the time of investment, or, if not rated, determined by the Adviser to be of comparable quality; (iv) general obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage
Association, Federal Farm Credit Bank and Federal Housing Administration);
(v) receipts, including TRs, TIGRs and CATS; (vi) repurchase agreements involving such obligations; (vii) money market funds and (viii) foreign commercial paper. Certain of the obligations in which a Fund may invest may be variable or floating rate instruments, may involve conditional or unconditional demand features and may include variable amount master demand notes.

           43. TREASURY RECEIPTS. Consistent with its investment objective, policies and restrictions, each Fund may invest in Treasury receipts. Treasury receipts are interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's"), "Treasury Investment Growth Receipts" ("TIGR's"), and "Certificates of Accrual on Treasury Securities" ("CATS"). TR's, TIGR's and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accrued over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest-paying securities.

           44. HIGH QUALITY INVESTMENTS WITH REGARD TO THE MONEY MARKET FUNDS. As noted in the Prospectuses for the Money Market Funds, each such Fund may invest only in obligations determined by the Adviser to present minimal credit risks under guidelines adopted by HighMark Funds' Board of Trustees.

           With regard to the Diversified Money Market Fund and the California Tax-Free Money Market Fund, investments will be limited to "Eligible Securities." Eligible Securities include First Tier Securities and Second Tier Securities. First Tier Securities include those that possess at least one rating in the highest category and, if the securities do not possess a rating, those that are determined to be of comparable quality by the Adviser pursuant to guidelines adopted by the Board of Trustees. Second Tier Securities are all other Eligible Securities.

           A security subject to a tender or demand feature will be considered an Eligible Security only if both the demand feature and the underlying security possess a high quality rating or, if such do not possess a rating, are determined by the Adviser to be of comparable quality; provided, however, that where the demand feature would be readily exercisable in the event of a default in payment of principal or interest on the underlying security, the obligation may be acquired based on the rating possessed by the demand feature or, if the demand feature does not possess a rating, a determination of comparable quality by the Adviser. In applying the above-described investment policies, a security that has not received a short-term rating will be deemed to possess the rating assigned to an outstanding class of the issuer's short-term debt obligations if determined by the Adviser to be comparable in priority and security to the obligation selected for purchase by the Fund, or, if not available, the issuer's long-term obligations, but only in accordance with the requirements of Rule 2a-7. A security that at the time of issuance had a maturity exceeding 397 days but, at the time of purchase, has a remaining maturity of 397 days or less, is considered an Eligible Security if it possesses a long-term rating, within the two highest rating categories.

           Certain of the obligations in which the Funds may invest may be variable or floating rate instruments, may involve a conditional or unconditional demand feature, and may include variable amount master demand notes.

           In the case of the Diversified Money Market Fund, Eligible Securities include those obligations that, at the time of purchase, possess the highest short-term rating from at least one NRSRO (the Diversified Money Market Fund may also invest up to 5% of its net assets in obligations that, at the time of purchase, possess one of the two highest short-term ratings from at least one NRSRO, and in obligations that do not possess a short-term rating (i.e., are unrated) but are determined by the Adviser to be of comparable quality to the rated instruments eligible for purchase by the Fund under guidelines adopted by the Board of Trustees). In the case of the California Tax-Free Money Market Fund, Eligible Securities include those obligations that, at the time of purchase, possess one of the two highest short-term ratings by at least one NRSRO or do not possess a short-term rating (i.e., are unrated) but are determined by the Adviser to be of comparable quality to the rated obligations eligible for purchase by the Fund under guidelines adopted by the Board of Trustees.

           Specific obligations that the Diversified Money Market Fund may invest in include:

           (i) obligations issued by the U.S. Government, and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration);

           (ii) obligations such as bankers' acceptances, bank notes, certificates of deposit and time deposits of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment;

           (iii) short-term promissory notes issued by corporations, including Canadian Commercial Paper ("CCP"), which is U.S. dollar-denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and Europaper, which is U.S.
                     dollar-denominated commercial paper of a foreign issuer;

           (iv) U.S. dollar-denominated securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities, and obligations of supranational entities such as the World Bank and the Asian Development Bank (provided that the Fund invests no more than 5% of its assets in any such instrument and invests no more than 25% of its assets in such instruments in the aggregate);

           (v) readily-marketable, short-term asset-backed debt securities, repayment on which is obtained from an identifiable pool of assets, typically receivables related to a particular industry, such as credit card receivables, automobile loan or lease related receivables, trade receivables or diversified financial assets (provided that the Fund invests no more than 25% of its assets in any such industry and invests no more than 35% of its assets in such instruments in the aggregate);

           (vi)      Treasury receipts, including TRs, TIGRs and CATs; and

           (vii)     repurchase agreements involving such obligations.

           The Diversified Money Market Fund will not invest more than 5% of its total assets in the First Tier Securities of any one issuer, except that the Fund may invest up to 25% of its total assets in First Tier Securities of a single issuer for a period of up to three business days. (This three day "safe harbor" provision will not be applicable to the California Tax-Free Money Market Fund, because single state funds are specifically excluded from this Rule 2a-7 provision.) In addition, the Diversified Money Market Fund may not invest more than 5% of its total assets in Second Tier Securities, with investments in the Second Tier Securities of any one issuer further limited to the greater of 1% of the Fund's total assets or $1.0 million. If a percentage limitation is satisfied at the time of purchase, a later increase in such percentage resulting from a change in the Diversified Money Market Fund's net asset value or a subsequent change in a security's qualification as a First Tier or Second Tier Security will not constitute a violation of the limitation. In addition, there is no limit on the percentage of the Diversified Money Market Fund's assets that may be invested in obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities and repurchase agreements fully collateralized by such obligations.

           Under the guidelines adopted by HighMark Funds' Board of Trustees, in accordance with Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act"), when in the best interests of the Shareholders, the Adviser may be required to promptly take appropriate action with respect to an obligation held in a Fund's portfolio in the event of certain developments that indicate a diminishment of the instrument's credit quality, such as where an NRSRO downgrades an obligation below the second highest rating category, or in the event of a default relating to the financial condition of the issuer.

           The Appendix to this Statement of Additional Information identifies each NRSRO that may be utilized by the Adviser with regard to portfolio investments for the Funds and provides a description of relevant ratings assigned by each such NRSRO. A rating by a NRSRO may be utilized only where the NRSRO is neither controlling, controlled by, or under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instrument.

           45. ILLIQUID SECURITIES. Each Fund has adopted a non-fundamental policy (which may be changed without shareholder approval) prohibiting the Fund from investing more than 15% (in the case of each of the Money Market Funds, not more than 10%) of its total assets in "illiquid" securities, which include securities with legal or contractual restrictions on resale or for which no readily available market exists but exclude such securities if resalable pursuant to Rule 144A under the Securities Act ("Rule 144A Securities"). Pursuant to this policy, the Funds may purchase Rule 144A Securities only in accordance with liquidity guidelines established by the Board of Trustees of HighMark Funds and only if the investment would be permitted under applicable state securities laws.

           46. RESTRICTED SECURITIES. Each Fund has adopted a non-fundamental policy (which may be changed without Shareholder approval) permitting the Fund to invest in restricted securities provided the Fund complies with the illiquid securities policy described above. Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933 ("1933 Act") and may be either liquid or illiquid. The Adviser will determine the liquidity of restricted securities in accordance with guidelines established by HighMark Funds' Board of Trustees. Restricted securities purchased by the Funds may include Rule 144A securities and commercial paper issued in reliance upon the "private placement" exemption from registration under Section 4(2) of the 1933 Act (whether or not such paper is a Rule 144A security).

                             INVESTMENT RESTRICTIONS

           Unless otherwise indicated, the following investment restrictions are fundamental and, as such, may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund (as defined below). Except with respect to a Fund's restriction governing the borrowing of money, if a percentage restriction is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in asset value will not constitute a violation of the restriction.

100% U.S. TREASURY MONEY MARKET FUND

           The 100% U.S. Treasury Money Market Fund may not purchase securities other than short-term obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury.

CALIFORNIA TAX-FREE MONEY MARKET FUND

           Under normal market conditions, at least 80% of the total assets of the California Tax-Free Money Market Fund will be invested in Municipal Securities, the interest on which, in the opinion of bond counsel, is both excluded from gross income for federal income tax purposes and California personal income tax purposes, and does not constitute a preference item for individuals for purposes of the federal alternative minimum tax.

U.S. GOVERNMENT MONEY MARKET FUND

           The U.S. Government Money Market Fund may not purchase securities other than U.S. Treasury bills, notes, and other obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities (such as obligations issued by the Government National Mortgage Association and the Export-Import Bank of the United States) some of which may be subject to repurchase agreements.

EACH OF THE GROWTH FUND, THE LARGE CAP VALUE FUND, THE BALANCED FUND, THE BOND FUND, THE DIVERSIFIED MONEY MARKET FUND, THE U.S. GOVERNMENT MONEY MARKET FUND, AND THE 100% U.S. TREASURY MONEY MARKET FUND MAY NOT:

                     1. Purchase securities on margin (except that, with respect to the Growth Fund, the Large Cap Value Fund, the Balanced Fund and the Bond Fund only, such Funds may make margin payments in connection with transactions in options and financial and currency futures contracts), sell securities short, participate on a joint or joint and several basis in any securities trading account, or underwrite the securities of other issuers, except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of "restricted securities" acquired in accordance with the investment objectives and policies of such Fund;

                     2. Purchase or sell commodities, commodity contracts (excluding, with respect to the Growth Fund, the Large Cap Value Fund, the Balanced Fund, and the Bond Fund, options and financial and currency futures contracts), oil, gas or mineral exploration leases or development programs, or real estate (although investments by the Growth Fund, the Large Cap Value Fund, the Balanced Fund, the Bond Fund, and the Diversified Money Market Fund in marketable securities of companies engaged in such activities and investments by the Growth Fund, the Large Cap Value Fund, the Balanced Fund, and the Bond Fund in securities secured by real estate or interests therein, are not hereby precluded to the extent the investment is appropriate to such Fund's investment objective and policies);

                     3. Invest in any issuer for purposes of exercising control or management;

                     4. Purchase or retain securities of any issuer if the officers or Trustees of HighMark Funds or the officers or directors of its investment adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities;

                     5. Borrow money or issue senior securities, except that a Fund may borrow from banks or enter into reverse repurchase agreements for temporary emergency purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with permissible borrowings and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Fund's total assets at the time of its borrowing. A Fund will not invest in additional securities until all its borrowings (including reverse repurchase agreements) have been repaid. For purposes of this restriction, the deposit of securities and other collateral arrangements with respect to options and financial and currency futures contracts, and payments of initial and variation margin in connection therewith, are not considered a pledge of a Fund's assets; and

THE DIVERSIFIED MONEY MARKET FUND, THE U.S. GOVERNMENT MONEY MARKET FUND AND THE 100% U.S. TREASURY MONEY MARKET FUND MAY NOT:

                     1. Buy common stocks or voting securities, or state, municipal or private activity bonds;

                     2.  Write or purchase put or call options; or

                     3. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities, if, immediately after the purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer (except that up to 25% of the value of the Fund's total assets may be invested without regard to the 5% limitation). (As indicated below, the Funds have adopted a non-fundamental investment policy that is more restrictive than this fundamental investment limitation);

                     4. Purchase any securities that would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities, domestic bank certificates of deposit or bankers' acceptances, and repurchase agreements secured by bank instruments or obligations of the U.S. Government, its agencies, or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry).

                     5. Make loans, except that a Fund may purchase or hold debt instruments, lend portfolio securities, and enter into repurchase agreements as permitted by its individual investment objective and policies.

           The Diversified Money Market Fund, the U.S. Government Money Market Fund, and the 100% U.S. Treasury Money Market Fund have each adopted, in accordance with Rule 2a-7, a non-fundamental policy providing that the 5% limit noted in limitation (3) above shall apply to 100% of each Fund's assets. Notwithstanding, each such Fund may invest up to 25% of its assets in First Tier qualified securities of a single issuer for up to three business days.

EACH OF THE EQUITY AND FIXED INCOME FUNDS, OTHER THAN THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND, MAY NOT:

                     1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities, (and, with respect to the International Equity Fund only, repurchase agreements involving such securities) if, immediately after the purchase, more than 5% of the value of such Fund's total assets would be invested in the issuer or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the issuer's outstanding voting securities (except that up to 25% of the value of the Fund's total assets may be invested without regard to these limitations). With respect to the International Equity Fund, for purposes of this investment limitation, each foreign governmental issuer is deemed a separate issuer;

                     2. Purchase any securities that would cause more than 25% of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. or foreign governments or their agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and

                     3. Make loans, except that a Fund may purchase or hold debt instruments, lend portfolio securities, and enter into repurchase agreements in accordance with its investment objective and policies.

THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND MAY NOT:

                     1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in securities of such issuer provided, however, that the Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law;

                     2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies; and

                     3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) lend securities.

THE CALIFORNIA TAX-FREE MONEY MARKET FUND MAY NOT:

                     1. Purchase or sell real estate; provided, however, that the Fund may, to the extent appropriate to its investment objective, purchase Municipal Securities secured by real estate or interests therein or securities issued by companies investing in real estate or interests therein;

                     2. Purchase securities on margin, make short sales of securities or maintain a short position;

                     3. Underwrite the securities of other issuers;

                     4. Purchase securities of companies for the purpose of exercising control or management;

                     5. Purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration leases or development programs; provided, however, the Fund may, to the extent appropriate to the Fund's investment objective, purchase publicly traded obligations of companies engaging in whole or in part in such activities;

                     6. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements for temporary emergency purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with permissible borrowings and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Fund's total assets at the time of its borrowing. The Fund will not invest in additional securities until all its borrowings (including reverse repurchase agreements) have been repaid;

                     7. Write or sell puts, calls, straddles, spreads, or combinations thereof, except that the Fund may acquire puts with respect to Municipal Securities in its portfolio and sell the puts in conjunction with a sale of the underlying Municipal Securities;

                     8. Acquire a put, if, immediately after the acquisition, more than 5% of the total amortized cost value of the Fund's assets would be subject to puts from the same institution (except that (i) up to 25% of the value of the Fund's total assets may be subject to puts without regard to the 5% limitation and (ii) the 5% limitation is inapplicable to puts that, by their terms, would be readily exercisable in the event of a default in payment of principal or interest on the underlying securities). In applying the above-described limitation, the Fund will aggregate securities subject to puts from any one institution with the Fund's investments, if any, in securities issued or guaranteed by that institution. In addition, for the purpose of this investment restriction and investment restriction No. 10 below, a put will be considered to be from the party to whom the Fund will look for payment of the exercise price;

                     9. Acquire a put that, by its terms, would be readily exercisable in the event of a default in payment of principal and interest on the underlying security or securities if, immediately after the acquisition, the amortized cost value of the security or securities underlying the put, when aggregated with the amortized cost value of any other securities issued or guaranteed by the issuer of the put, would exceed 10% of the total amortized cost value of the Fund's assets; and

                     10. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities, if, immediately after the purchase, more than 5% of the value of its total assets would be invested in such issuer (except that up to 25% of the value of the Fund's total assets may be invested without regard to the 5% limitation). For purposes of this investment restriction, a security is considered to be issued by the government entity (or entities) whose assets and revenues back the security or, with respect to be private activity bond that is backed only by the assets and revenues of non-governmental user, by the non-governmental user;

                     11. Purchase any securities that would cause 25% or more of such Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided that this limitation shall not apply to securities of the U.S. Government, its agencies or instrumentalities or Municipal Securities or governmental guarantees of Municipal Securities; and provided, further, that for the purpose of this limitation, private activity bonds that are backed only by the assets and revenues of a non-governmental user shall not be deemed to by Municipal Securities.

                     12. Make loans; except that the Fund may purchase or hold debt instruments, lend portfolio securities and enter into repurchase agreements as permitted by its investment objective and policies.

EACH OF THE BALANCED FUND, LARGE CAP VALUE FUND, GROWTH FUND, BOND FUND, 100% U.S. TREASURY MONEY MARKET FUND, CALIFORNIA TAX-FREE MONEY MARKET FUND, DIVERSIFIED MONEY MARKET FUND AND U.S. GOVERNMENT MONEY MARKET FUND:

                     1. May not purchase securities of other investment companies, except as permitted by the 1940 Act.

EACH OF THE VALUE MOMENTUM FUND, THE CORE EQUITY FUND, THE INTERNATIONAL EQUITY FUND, THE SMALL CAP VALUE FUND, AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND
FUND:

                     1. May purchase securities of any issuer only when consistent with the maintenance of its status as a diversified company under the Investment Company Act of

           1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     2. Will not concentrate investments in a particular industry or group of industries, or within any one state (except that the limitation as to investments in any one state or its political subdivision shall not apply to the California Intermediate Tax-Free Bond Fund), as concentration is defined under the Investment Company Act of 1940, or the rules and regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     3. May issue senior securities to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     4. May lend or borrow money to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     5. May purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     6. May underwrite securities to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

                     7. May pledge, mortgage or hypothecate any of its assets to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

           The fundamental limitations of the Value Momentum Fund, the Core Equity Fund, the International Equity Fund, the Small Cap Value Fund, and the California Intermediate Tax-Free Bond Fund have been adopted to avoid wherever possible the necessity of shareholder meetings otherwise required by the 1940 Act. This recognizes the need to react quickly to changes in the law or new investment opportunities in the securities markets and the cost and time involved in obtaining shareholder approvals for diversely held investment companies. However, the Funds also have adopted non-fundamental limitations, set forth below, which in some instances may be more restrictive than their fundamental limitations. Any changes in a Fund's non-fundamental limitations will be communicated to the Fund's shareholders prior to effectiveness.

           1940 ACT RESTRICTIONS. Under the 1940 Act, and the rules, regulations and interpretations thereunder, a "diversified company," as to 75% of its total assets, may not purchase securities of any issuer (other than obligations of, or guaranteed by, the U.S. Government, its agencies or its instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer's voting securities would be held by the fund. "Concentration" is generally interpreted under the

1940 Act to be investing more than 25% of net assets in an industry or group of industries. The 1940 Act limits the ability of investment companies to borrow and lend money and to underwrite securities. The 1940 Act currently prohibits an open-end fund from issuing senior securities, as defined in the 1940 Act, except under very limited circumstances.

           The 1940 Act also limits the amount that the Funds may invest in other investment companies prohibiting each Fund in the aggregate (with each other and with all other mutual funds in the HighMark Funds) from: (i) owning more than 3% of the total outstanding voting stock of a single other investment company; (ii) investing more than 5% of its total assets in the securities of a single other investment company; and (iii) investing more than 10% of its total assets in securities of all other investment companies. The SEC rules applicable to money market funds also govern and place certain quality restrictions on these investments.

THE FOLLOWING INVESTMENT LIMITATIONS OF THE VALUE MOMENTUM FUND, THE CORE EQUITY FUND, THE INTERNATIONAL EQUITY FUND, THE SMALL CAP VALUE FUND, AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND ARE NON-FUNDAMENTAL POLICIES. EACH FUND MAY NOT:

                     1. Invest in companies for the purpose of exercising control.

                     2. Borrow money, except for temporary or emergency purposes and then only if the sole purpose is to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and such borrowing is not for investment purposes. All borrowings will be repaid before making additional investments and any interest paid on such borrowings will reduce income.

                     3. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (2) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

                     4. Purchase or sell real estate, real estate limited partnership interests, and commodities or commodities contracts (except that the Fund may invest in futures contracts and options on futures contracts, as disclosed in the prospectuses). However, subject to its permitted investments, the Fund may invest in companies which invest in real estate, securities or loans secured by interests in real estate, commodities or commodities contracts.

                     5. Make short sales of securities, maintain a short position or purchase securities on margin, except that HighMark Funds may obtain short-term credits as necessary for the clearance of security transactions.

                     6. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a Fund security.

                     7. Purchase or retain securities of an issuer if, to the knowledge of HighMark Funds, an officer, trustee, partner or director of HighMark Funds or the Adviser or Sub-

           Advisers of HighMark Funds owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

                     8. Invest in interests in oil, gas, or other mineral exploration or development programs and oil, gas or mineral leases.

THE FOLLOWING NON-FUNDAMENTAL INVESTMENT POLICIES WILL NOT BE CHANGED WITHOUT 60 DAYS' ADVANCE NOTICE TO SHAREHOLDERS:

                     1. Under normal circumstances, the HighMark Core Equity Fund will invest at least 80% of its assets in equity securities.

                     2. Under normal circumstances, the HighMark Large Cap Value Fund will invest at least 80% of its assets in large capitalization companies.

                     3. Under normal circumstances, the HighMark Small Cap Value Fund will invest at least 80% of its assets in small capitalization companies.

                     4. Under normal circumstances, the HighMark Bond Fund will invest at least 80% of its assets in bonds.

           Any notice required to be delivered to shareholders of a Fund for the purpose of announcing an intended change in one of the non-fundamental policies identified above will be provided in plain English in a separate written document. Each such notice will contain, in bold-face type and placed prominently in the document, the following statement: "Important Notice Regarding Change in Investment Policy." This statement, if delivered separately from other communications to shareholders, will also appear on the envelope in which such notice is delivered.

           VOTING INFORMATION. As used in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of HighMark Funds or a particular Fund or a particular Class of Shares of HighMark Funds or a Fund means the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of HighMark Funds or such Fund or such Class, or (b) 67% or more of the Shares of HighMark Funds or such Fund or such Class present at a meeting at which the holders of more than 50% of the outstanding Shares of HighMark Funds or such Fund or such Class are represented in person or by proxy.

                               PORTFOLIO TURNOVER

           A Fund's turnover rate is calculated by dividing the lesser of a Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose maturities at the time of acquisition were one year or less. Thus, for regulatory purposes, the portfolio turnover rate with respect to each of the Money

Market Funds was zero percent for each of the last two fiscal years, and is expected to remain zero percent.


           For HighMark Funds' fiscal years ended July 31, 2001 and July 31, 2000, each Funds' portfolio turnover rate was as follows:



           FUND                                    2001           2000
           ----                                    ----           ----
Balanced Fund                                       11%            25%
Core Equity Fund                                    14%             3%
Growth Fund                                         26%            67%
International Equity Fund                          151%            49%
Large Cap Value Fund                               138%            97%
Small Cap Value Fund                               215%            57%
Value Momentum Fund                                  3%             3%
Bond Fund                                           19%            27%
California Intermediate Tax-Free Bond Fund          12%            10%


           It is currently expected that the Core Equity Fund's portfolio turnover rate will not exceed 40%.

           The portfolio turnover rate may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemption of Shares.

                                    VALUATION

           As disclosed in the Prospectuses, each Money Market Fund's net asset value per share for purposes of pricing purchase and redemption orders is determined by the administrator as of 11:00 a.m. Pacific Time (2:00 p.m. Eastern
Time) on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). As disclosed in the Prospectuses, each Equity Fund's and Fixed Income Fund's net asset value per share for purposes of pricing purchase and redemption orders is determined by the administrator as of the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern time (1:00 p.m. Pacific time), on days on which the New York Stock Exchange is open for business (also "Business Days").

           VALUATION OF THE MONEY MARKET FUNDS

           The Money Market Funds have elected to use the amortized cost method of valuation pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing an instrument at its cost initially and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Fund would receive if it sold the instrument. The value of securities in a Fund can be expected to vary inversely with changes in prevailing interest rates.

           HighMark Funds' Board of Trustees has undertaken to establish procedures reasonably designed, taking into account current market conditions and a Fund's investment objective, to stabilize the net asset value per Share of each Money Market Fund for purposes of sales and redemptions at $l.00. These procedures include review by the Trustees, at such intervals as they deem appropriate, to determine the extent, if any, to which the net asset value per Share of each Fund calculated by using available market quotations deviates from $1.00 per Share. In the event such deviation exceeds one-half of one percent, Rule 2a-7 requires that the Board promptly consider what action, if any, should be initiated. If the Trustees believe that the extent of any deviation from a Fund's $1.00 amortized cost price per Share may result in material dilution or other unfair results to new or existing investors, the Trustees will take such steps as they consider appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity, shortening the average portfolio maturity of a Fund, withholding or reducing dividends, reducing the number of a Fund's outstanding Shares without monetary consideration, or utilizing a net asset value per Share based on available market quotations.

           VALUATION OF THE EQUITY FUNDS AND THE FIXED INCOME FUNDS


           Except as noted below, investments by the Equity Funds and the Fixed Income Funds in securities traded on a national exchange (or exchanges) are valued based upon their last sale price on the principal exchange on which such securities are traded. With regard to each such Fund, securities the principal market for which is not a securities exchange are valued based upon the latest bid price in such principal market. Securities and other assets for which market quotations are not readily available are valued at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of HighMark Funds' Board of Trustees. With the exception of short-term securities as described below, the value of each Fund's investments may be based on valuations provided by a pricing service. Short-term securities (i.e., securities with remaining maturities of 60 days or less) may be valued at amortized cost, which approximates current value.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

           Purchases and redemptions of shares of the Money Market Funds may be made on days on which both the New York Stock Exchange and the Federal Reserve wire systems are open for business. Purchases and redemptions of shares of the Equity Funds and Fixed Income Funds may be made on days on which the New York Stock Exchange is open for business. Purchases will be made in full and fractional Shares of HighMark Funds calculated to three decimal places.

           Although HighMark Funds' policy is normally to pay redemptions in cash, HighMark Funds reserves the right to provide for redemptions in whole or in part by a distribution in-kind of securities held by the Funds in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions. However, a Shareholder will at all times be entitled to aggregate cash redemptions from all Funds of HighMark Funds during any 90-day period of up to the lesser of $250,000 or 1% of HighMark Funds' net assets.

           HighMark Funds reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the Securities and Exchange Commission by rule or regulation) as a result of which disposal or valuation of the Fund's securities is not reasonably practicable, or for such other periods as the Securities and Exchange Commission has by order permitted. HighMark Funds also reserves the right to suspend sales of Shares of the Funds for any period and to reject a purchase order when the Distributor or the Adviser determines that it is not in the best interest of HighMark Funds and/or its Shareholders to accept such order.

           If a Fund holds portfolio securities listed on foreign exchanges which trade on Saturdays or other customary United States national business holidays, the portfolio will trade and the net assets of the Fund's redeemable securities may be significantly affected on days when the investor has no access to the Fund.

           Neither the transfer agent nor HighMark Funds will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. HighMark Funds and the transfer agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures may include taping of telephone conversations.

           PURCHASES THROUGH FINANCIAL INSTITUTIONS


           Shares of the Funds may be purchased through financial institutions, including the Adviser, that provide distribution assistance or Shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the transfer agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to HighMark Funds.

           Customers who desire to transfer the registration of Shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

           Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution. Additionally, certain entities (including Participating Organizations and Union Bank of California and its affiliates), may charge customers a fee with respect to exchanges made on the customer's behalf. Information about these charges, if any, can be obtained by the entity effecting the exchange.

           REDEMPTION BY CHECKWRITING

           Checkwriting is available to Shareholders of the Money Market Funds who have purchased Retail Shares directly from the Funds without the help of an investment professional. HighMark Funds will provide Shareholders of record, upon request and without charge, with checks drawn on the Fund in which they have an account. Shareholders will be required to sign signature cards and will be subject to any applicable rules and regulations of the clearing bank relating to check redemption privileges.

           Checks drawn on the Money Market Funds may be made payable to the order of any payee in an amount of $500 or more. Shareholders should be aware that, as is the case with bank checks, certain banks may not provide cash at the time of deposit, but will wait until they have received payment from the clearing bank. When a check is presented to the clearing bank for payment, subject to the Fund's acceptance of the check, the clearing bank, as agent, causes the Fund to redeem, at the net asset value next determined after such presentation, a sufficient number of full and fractional shares in the shareholder's account to cover the amount of the check. Checks will be returned by the clearing bank if there are insufficient shares to meet the withdrawal amount. Shareholders of record wishing to use this method of redemption should check the appropriate box on the Account Application, obtain a signature card by calling 1-800-433-6884, and mail the completed form and signature card to the transfer agent at P.O. Box 8416, Boston, Massachusetts 02266-8416. There is no charge for the clearance of any checks, although the clearing bank will impose its customary overdraft fee in connection with returning any checks as to which there are insufficient shares to meet the withdrawal amount. As of the date of this Supplement, the overdraft fee was $20. Shareholders are permitted to write a maximum of five checks per month. A charge of $25 will be assessed to the account of a Shareholder who writes more than the permitted maximum amount of checks per month. Shareholders may not use a check to close their account.

           SALES CHARGES

           FRONT-END SALES CHARGES. The commissions shown in the Prospectuses and below apply to sales through authorized dealers and brokers. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown in the Prospectuses. In addition, the Distributor may, from time to time and at its own expense, provide promotional incentives in the form of cash or other compensation to certain financial institutions and intermediaries whose registered representatives have sold or are expected to sell significant amounts of the Class A Shares of a Fund. Such other compensation may take the form of payments for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or without the United States. Under certain circumstances, commissions up to the amount of the entire sales charge may be reallowed to dealers or brokers, who might then be deemed to be "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

Equity Funds


                                                             SALES CHARGE AS
                                    SALES CHARGE               APPROPRIATE           COMMISSION AS
                                    AS PERCENTAGE           PERCENTAGE OF NET        PERCENTAGE OF
AMOUNT OF PURCHASE                OF OFFERING PRICE          AMOUNT INVESTED        OFFERING PRICE
                                  -----------------          ---------------        --------------
0 - $49,999                             5.50%                     5.82%                  4.95%
$50,000 --  $99,999                     4.50%                     4.71%                  4.05%
$100,000 -- $249,999                    3.75%                     3.90%                  3.38%
$250,000 -- $499,999                    2.50%                     2.56%                  2.25%
$500,000 -- $999,999                    2.00%                     2.04%                  1.80%
$1,000,000 and Over*                    0.00%                     0.00%                  0.00%

-----------


           * A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Class A Shares prior to one year from date of purchase.


Fixed Income Funds


                                                            SALES CHARGE AS
                                SALES CHARGE                  APPROPRIATE            COMMISSION AS
                                AS PERCENTAGE              PERCENTAGE OF NET         PERCENTAGE OF
AMOUNT OF PURCHASE            OF OFFERING PRICE             AMOUNT INVESTED         OFFERING PRICE
                              -----------------             ---------------         --------------
0 - $99,999                         3.25%                        3.36%                   2.93%
$100,000 -- $249,999                2.75%                        2.83%                   2.48%
$250,000 -- $499,999                2.25%                        2.30%                   2.03%
$500,000 -- $999,999                1.75%                        1.78%                   1.58%
$1,000,000 and Over*                0.00%                        0.00%                   0.00%


-----------

           * A contingent deferred sales charge of 0.50% will be assessed against any proceeds of any redemption of such Retail Shares prior to one year from date of purchase.

           CONTINGENT DEFERRED SALES CHARGES ("CDSC"). In determining whether a particular redemption is subject to a contingent deferred sales charge, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account, second of Class B shares held for over six years or Class B shares acquired pursuant to reinvestment of dividends or other distributions and third of Class B shares held longest during the six year period. This method should result in the lowest possible sales charge.

           SALES CHARGE REDUCTIONS AND WAIVERS

           In calculating the sales charge rates applicable to current purchases of a Fund's Class A Shares, a "single purchaser" is entitled to cumulate current purchases with the net purchase of previously purchased Class A Shares of a Fund and other funds of HighMark Funds (the "Eligible Funds") which are sold subject to a comparable sales charge.

           The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing Shares of a Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account including employee benefit plans created under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), including related plans of the same employer. To be entitled to a reduced sales charge based upon Class A Shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. A Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

           LETTER OF INTENT. By initially investing at least $1,000 and submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase Class A Shares of a Fund and the other Eligible Funds during a 13-month period at the reduced sales charge rates applicable to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefiting from the Letter, the Shareholder must notify the transfer agent at the time the Letter is submitted that there are prior purchases that may apply, and, at the time of later purchases, notify the transfer agent that such purchases are applicable under the Letter.

           RIGHTS OF ACCUMULATION. In calculating the sales charge rates applicable to current purchases of Class A Shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Class A Shares of the Funds sold subject to a comparable sales charge.

           To exercise your right of accumulation based upon Shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Funds may amend or terminate this right of accumulation at any time as to subsequent purchases.

           REDUCTIONS FOR QUALIFIED GROUPS. Reductions in sales charges also apply to purchases by individual members of a "qualified group." The reductions are based on the aggregate dollar amount of Class A Shares purchased by all members of the qualified group. For purposes of this paragraph, a qualified group consists of a "company," as defined in the 1940 Act, which has been in existence for more than six months and which has a primary purpose other than acquiring Shares of a Fund at a reduced sales charge, and the "related parties" of such company. For purposes of this paragraph, a "related party" of a company is (i) any individual or other company who directly or indirectly owns, controls or has the power to vote five percent or more of the outstanding voting securities of such company; (ii) any other company of which such company directly or indirectly owns, controls or has the power to vote five percent or more of its outstanding voting securities; (iii) any other company under common control with such company; (iv) any executive officer, director or partner of such company or of a related party; and (v) any partnership of which such company is a partner. Investors seeking to rely on their membership in a qualified group to purchase Shares at a reduced sales load must provide evidence satisfactory to the transfer agent of the existence of a bona fide qualified group and their membership therein.

           All orders from a qualified group will have to be placed through a single source and identified at the time of purchase as originating from the same qualified group, although such orders may be placed into more than one discrete account that identifies HighMark Funds.

           REDUCTIONS FOR AUTOMATIC INVESTMENT PLAN ("AIP") PARTICIPANTS. Any shareholders that have established an AIP on or before November 30, 1999 may be eligible for a reduced sales charge through automatic deductions from their checking or savings account as described in the tables below:

                                  EQUITY FUNDS

                                                                 SALES CHARGE AS
                                          SALES CHARGE           APPROPRIATE             COMMISSION AS
                                          AS PERCENTAGE          PERCENTAGE OF NET      PERCENTAGE OF
     AMOUNT OF PURCHASE                   OF OFFERING PRICE      AMOUNT INVESTED        OFFERING PRICE
     ------------------                   -----------------      -----------------      --------------
     0 - $49,999                          4.50%                  4.71%                  4.05%
     $50,000 -- $99,999                   4.00%                  4.17%                  3.60%
     $100,000 -- $249,999                 3.50%                  3.63%                  3.15%
     $250,000 -- $499,999                 2.50%                  2.56%                  2.25%
     $500,000 -- $999,999                 1.50%                  1.52%                  1.35%
     $1,000,000 and Over*                 0.00%                  0.00%                  0.00%

            * A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Class A Shares prior to one year from date of purchase.

                               FIXED INCOME FUNDS

                                                                 SALES CHARGE AS
                                          SALES CHARGE           APPROPRIATE             COMMISSION AS
                                          AS PERCENTAGE          PERCENTAGE OF NET      PERCENTAGE OF
AMOUNT OF PURCHASE                        OF OFFERING PRICE      AMOUNT INVESTED        OFFERING PRICE
------------------                        -----------------      -----------------      --------------
0 - $24,999                               3.00%                   3.09%                  2.70%
$25,000 -- $49,000                        2.50%                   2.56%                  2.25%
$50,000 -- $99,999                        2.00%                   2.04%                  1.80%
$100,000 -- $249,999                      1.50%                   1.52%                  1.35%
$250,000 -- $999,999                      1.00%                   1.01%                  0.90%
$1,000,000 and Over*                      0.00%                   0.00%                  0.00%

           * A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Retail Shares prior to one year from date of purchase.

           CDSC WAIVERS. The contingent deferred sales charge is waived on redemption of shares (i) following the death or disability (as defined in the Code) of a shareholder, or (ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has attained the age of 70 1/2. A

Shareholder, or his or her representative, must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the shareholder is eligible for a waiver.

     ADDITIONAL FEDERAL TAX INFORMATION

     QUALIFICATION AS A REGULATED INVESTMENT COMPANY. Each Fund intends to qualify annually as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to so qualify and to qualify for the special tax treatment accorded regulated investment companies and their Shareholders, a Fund must, among other things,
(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities, and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; (b) each year distribute at least 90% of the sum of its dividend income, interest income (including tax-exempt interest), certain other income and the excess, if any, of its net short-term capital gains over its net long-term capital losses; and (c) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses.

     If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends). If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

     If a Fund fails to distribute in a calendar year substantially all of its ordinary income for the year and substantially all its net capital gain income for the one-year period ending October 31 of the year (and any retained amount from the prior calendar year), the Fund will be subject to a non-deductible 4% excise tax on the underdistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

          DISTRIBUTIONS. Each Fund will distribute at least annually any taxable income or realized capital gains. Distributions of any taxable net investment income and net short-term capital gain are taxable as ordinary income. Distributions of each Fund's net capital gain (i.e., the excess of a Fund's net long-term capital gain over net short-term capital loss), if any, are taxable as long-term capital gains, regardless of how long a Shareholder has held Fund shares. Distributions of taxable income or capital gains are taxable to Fund Shareholders whether received in cash or in Fund shares through automatic reinvestment.

     Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     If a Fund makes a distribution in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of a Shareholder's tax basis in Fund shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares.

     SELLING SHARES. Shareholders who sell Fund Shares will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the Fund Shares and the amount received. If Fund Shareholders hold their Fund Shares as capital assets, the gain or loss will be a capital gain or loss. The tax rate generally applicable to net capital gains recognized by individuals and other noncorporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as capital gain dividends). For taxable years beginning after December 31, 2000, the maximum capital gain tax rate for capital assets (including Fund Shares) held by a non-corporate Shareholder for more than 5 years will be 8 percent and 18 percent (rather than 10 percent and 20 percent). The 18-percent rate applies only to assets the holding period for which begins after December 31, 2000 (including by way of an election to mark the asset to the market, and to pay the tax on any gain thereon, as of January 2, 2001). The mark-to-market election may be disadvantageous from a federal tax perspective, and Shareholders should consult their tax advisors before making such an election.

     Any loss will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those Fund Shares. For purposes of determining whether Fund Shares have been held for six months or less, the holding period is suspended for any periods during which your risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. In addition, any loss realized on a sale or exchange of Fund Shares will be disallowed to the extent that Fund Shareholders replace the disposed of Fund Shares with other Fund Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition, which could, for example, occur as a result of automatic dividend reinvestment. In such an event, a Fund Shareholder's basis in the replacement Fund Shares will be adjusted to reflect the disallowed loss.

     FOREIGN TAXES, FOREIGN CURRENCY-DENOMINATED SECURITIES AND RELATED HEDGING TRANSACTIONS. Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. If at the end of a Fund's fiscal year more than 50% of the value of its total assets represents securities of foreign corporations, the Fund will be eligible to make an election permitted by the Code to treat any foreign taxes paid by it on securities it has held for at least the minimum period specified in the Code as having been paid directly by the Fund's Shareholders in connection with the Fund's dividends received by them. In this case, Shareholders generally will be required to include in U.S. taxable income their pro rata share of such taxes, and those Shareholders who are U.S. citizens, U.S. corporations and, in some cases, U.S. residents will be entitled to deduct their share of such taxes. Alternatively, such Shareholders who hold Fund Shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date will be entitled to claim a foreign tax credit for their share of these taxes. If a Fund makes the election, it will report annually to its Shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and U.S. possessions.

     A Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     Investment by a Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing fund."

     A "passive foreign investment company" is any foreign corporation: (i) 75 percent or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

          HEDGING. If a Fund engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sales, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

     Certain of a Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If a Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income),
(ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

     DISCOUNT SECURITIES. A Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

     BACKUP WITHHOLDING. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be (i) 30.5% for amounts paid after August 6, 2001 through the end of 2001, (ii) 30% for amounts paid during 2002 and 2003, (iii) 29% for amounts paid during 2004 and 2005, and (iv) 28% for amounts paid during 2006 through 2010. This legislation will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

     The Service recently revised its regulations affecting the application to foreign investors of the back-up withholding and withholding tax rules described above. The new regulations are generally effective for payments made after December 31, 2000. In some circumstances, the new rules increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the back-up withholding tax rates and for reduced withholding tax rates under income tax treaties. Foreign investors in the Fund should consult their tax advisers with respect to the potential application of these new regulations.

     The foregoing discussion and the one below regarding the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund under "Federal Taxation" is only a summary of some of the important Federal tax considerations generally affecting purchasers of the Funds' Shares. No attempt has been made to present a detailed explanation of the Federal income tax treatment of the Funds, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of the Funds' Shares are urged to consult their tax advisers with specific reference to their own tax situation. Foreign Shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in the Funds. In addition, this discussion is based on tax laws and regulations that are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive.

     ADDITIONAL TAX INFORMATION CONCERNING THE CALIFORNIA TAX-FREE MONEY MARKET FUND AND THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

     FEDERAL TAXATION. As indicated in their respective Prospectuses, the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund are designed to provide individual Shareholders with current tax-exempt interest income. Neither of these Funds is intended to constitute a balanced investment program or is designed for investors seeking capital appreciation. Nor are the California Tax-Free Money Market Fund or the California Intermediate Tax-Free Bond Fund designed for investors seeking maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds may not be suitable for tax-exempt institutions, retirement plans qualified under Section 401 of the Code, H.R.10 plans, and individual retirement accounts because such institutions, plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Funds' dividends being tax-exempt, and such dividends would ultimately be taxable to the plan and account beneficiaries when distributed to them.

     A Fund will be qualified to pay exempt-interest dividends to its shareholders only if, at the close of each quarter of the Fund's taxable year, at least 50% of the total value of the Fund's assets consists of obligations the interest on which is exempt from federal income tax. Generally, exempt-interest dividends will be excluded from gross income for federal income tax purposes. However, exempt-interest dividends attributable to investments in certain "private activity" bonds will be treated as tax preference items in computing the alternative minimum tax. Also, a portion of all other exempt-interest dividends earned by a corporation may be subject to the alternative minimum tax.

     If a shareholder receives an exempt-interest dividend with respect to any share and such share is held by the shareholder for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security or Railroad Retirement benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, including exempt-interest dividends, received by a shareholder.

     If a Fund intends to be qualified to pay exempt-interest dividends, the Fund may be limited in its ability to enter into taxable transactions involving forward commitments, repurchase agreements, financial futures and options contracts on financial futures, tax-exempt bond indices and other assets. The policy of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund is to pay each year as dividends substantially all of such Fund's Municipal Securities interest income net of certain deductions.

     Part or all of the interest on indebtedness, if any, incurred or continued by a shareholder to purchase or carry shares of a Fund paying exempt-interest dividends is not deductible. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness, multiplied by the percentage of the fund's total distributions (not including distributions from net long-term capital gains) paid to the shareholder that are exempt-interest dividends. Under rules used by the Internal Revenue Service to determine when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

     In general, exempt-interest dividends, if any, attributable to interest received on certain private activity obligations and certain industrial development bonds will not be tax-exempt to any shareholders who are "substantial users" of the facilities financed by such obligations or bonds or who are "related persons" of such substantial users.

     A Fund which is qualified to pay exempt-interest dividends will inform investors following the end of the Fund's fiscal year of the percentage of its income distributions designated as tax-exempt. The percentage is applied uniformly to all distributions made during the year. The percentage of income designated as tax-exempt for any particular distribution may be substantially different from the percentage of the fund's income that was tax-exempt during the period covered by the distribution.

     Depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund may be subject to the tax laws of such states or localities. For a summary of certain California tax considerations affecting the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund, see "California Taxation" below.

     As indicated in their Prospectuses, the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund may acquire rights regarding specified portfolio securities under puts. See "INVESTMENT OBJECTIVES AND POLICIES Additional Information on Portfolio Instruments - Puts" in this Statement of Additional Information. The policy of each Fund is to limit its acquisition of puts to those under which the Fund will be treated for Federal income tax purposes as the owner of the Municipal Securities acquired subject to the put and the interest on such Municipal Securities will be tax-exempt to the Fund. There is currently no guidance available from the Internal Revenue Service that definitively establishes the tax consequences that may result from the acquisition of many of the types of puts that the California Tax-Free Money Market Fund or the California Intermediate Tax-Free Bond

Fund could acquire under the 1940 Act. Therefore, although they will only acquire a put after concluding that it will have the tax consequences described above, the Internal Revenue Service could reach a different conclusion from that of the relevant Fund.

     CALIFORNIA TAXATION. Under existing California law, if the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund continue to qualify for the special federal income tax treatment afforded regulated investment companies and if at the end of each quarter of each such Fund's taxable year at least 50% of the value of that Fund's assets consists of obligations that, if held by an individual, would pay interest exempt from California taxation ("California Exempt-Interest Securities"), Shareholders of that Fund will be able to exclude from income, for California personal income tax purposes, "California exempt-interest dividends" received from that Fund during that taxable year. A "California exempt-interest dividend" is any dividend or portion thereof of the California Tax-Free Money Market Fund or the California Intermediate Tax-Free Bond Fund not exceeding the interest received by the Fund during the taxable year on California Exempt-Interest Securities (less direct and allocated expenses, which includes amortization of acquisition premium) and so designated by written notice to Shareholders within 60 days after the close of that taxable year.

     Distributions, other than of "California exempt-interest dividends," by the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund to California residents will be subject to California personal income taxation. Gains realized by California residents from a redemption or sale of Shares of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund will also be subject to California personal income taxation. In general, California nonresidents, other than certain dealers, will not be subject to California personal income taxation on distributions by, or on gains from the redemption or sale of, Shares of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund unless those Shares have acquired a California "business situs." (Such California nonresidents may, however, be subject to other state or local income taxes on such distributions or gains, depending on their residence.) Short-term capital losses realized by shareholders from a redemption of shares of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund within six months from the date of their purchase will not be allowed for California personal income tax purposes to the extent of any tax-exempt dividends received with respect to such Shares during such period. No deduction will be allowed for California personal income tax purposes for interest on indebtedness incurred or continued in order to purchase or carry Shares of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund for any taxable year of a Shareholder during which the Fund distributes "California exempt-interest dividends."

     A statement setting forth the amount of "California exempt-interest dividends" distributed during each calendar year will be sent to Shareholders annually.

     The foregoing is only a summary of some of the important California personal income tax considerations generally affecting the Shareholders of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund. This summary does not describe the California tax treatment of the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund. In addition, no attempt has been made to present a detailed explanation of the California personal income tax treatment of the Fund's Shareholders.

Accordingly, this discussion is not intended as a substitute for careful planning. Further, "California exempt-interest dividends" are excludable from income for California personal income tax purposes only. Any dividends paid to Shareholders subject to California corporate franchise tax will be taxed as ordinary dividends to such Shareholders, notwithstanding that all or a portion of such dividends is exempt from California personal income tax. Accordingly, potential investors in the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund including, in particular, corporate investors which may be subject to either California franchise tax or California corporate income tax, should consult their tax advisers with respect to the application of such taxes to the receipt of Fund dividends and as to their own California tax situation, in general.

                          MANAGEMENT OF HIGHMARK FUNDS

     TRUSTEES AND OFFICERS

     Overall responsibility for management of each Fund rests with the Trustees of HighMark Funds, who are elected by HighMark Funds' Shareholders. There are currently six Trustees, all of whom are not "interested persons" of HighMark Funds within the meaning of that term under the 1940 Act.

     The Trustees, in turn, elect the officers of HighMark Funds to supervise actively its day-to-day operations.

     The Trustees and officers of HighMark Funds, their addresses and principal occupations during the past five years are set forth below.


                                    POSITION(S) HELD                            PRINCIPAL OCCUPATION
NAME AND ADDRESS                    WITH HIGHMARK FUNDS                         DURING PAST 5 YEARS
----------------                    -------------------                         ---------------------
Thomas L. Braje                     Trustee                                     Prior to retirement in October 1996, Vice President
1 Freedom Valley Dr.                                                            and Chief Financial Officer of Bio Rad Laboratories,
Oaks, PA 19456                                                                  Inc.
Date of Birth: 6/7/43

David A. Goldfarb                   Trustee                                     Partner, Goldfarb & Simens, Certified Public
1 Freedom Valley Dr.                                                            Accountants.
Oaks, PA 19456
Date of Birth: 8/2/42

Joseph C. Jaeger                    Trustee                                     Prior to retirement in June 1998, Senior Vice
1 Freedom Valley Dr.                                                            President and Chief Financial Officer, Delta Dental
Oaks, PA 19456                                                                  Plan of California.
Date of Birth: 8/2/35

Frederick J. Long                   Trustee                                     Prior to retirement in December 1999, Chairman,
1 Freedom Valley Dr.                                                            Acordia West and Acordia Northwest Inc. (each an
Oaks, PA 19456                                                                  insurance brokerage firm).
Date of Birth: 9/17/35

Michael L. Noel                     Trustee                                     President, Noel Consulting Company since 1998. From
1 Freedom Valley Dr.                                                            1991 to 1997, Member of the Board of Trustees of
Oaks, PA 19456                                                                  Stepstone Funds. Prior to retirement in December
Date of Birth: 4/5/41                                                           1994, Senior Vice President and Chief Financial
                                                                                Officer, Southern California Edison Company;
                                                                                Director of Amervest Company, and SCAN Health Plan;
                                                                                Director, Current Income Shares, Inc. (closed-end
                                                                                investment company). From April 1997 to December
                                                                                1998, Member of HighMark Funds Advisory Board.

Robert M. Whitler                   Trustee, Chairman                           Director, Current Income Shares, Inc. (closed-end
1 Freedom Valley Dr.                                                            investment company). From April 1997 to December
Oaks, PA 19456                                                                  1998, Member of HighMark Funds Advisory Board. Prior
Date of Birth: 9/11/38                                                          to retirement in 1996, Executive Vice President and
                                                                                head of Union Bank's Trust and Investment Group.

Peter Golden                        Controller and Chief Financial              Director of Mutual Fund Services, employee since
530 East Swedesford Road            Officer                                     June 2001. From March 2000 to 2001, Vice President
Wayne, PA 19087                                                                 of Funds Administration for J.P. Morgan Chase & Co.
Date of Birth: 6/27/64                                                          From 1997 to 2000, Vice President of Pension and
                                                                                Mutual Fund Accounting for Chase Manhattan Bank.
                                                                                Prior to 1997, Administrative Officer of Mutual Fund
                                                                                Servicing or Brown Brothers Harriman & Co.

Todd Cipperman                      Vice President and Assistant                Vice President and General Counsel of the
1 Freedom Valley Drive              Secretary                                   Administrator and

Oaks, PA 19456                                                                  Distributor since January 2000.  Vice President and
Date of Birth: 2/14/66                                                          Assistant Secretary of the Administrator and
                                                                                Distributor since 1995. From 1994 to May 1995,
                                                                                associate with Dewey Ballantine. Prior to 1994,
                                                                                associate with Winston & Strawn.

Lydia A. Gavalis                    Vice President and Assistant                Vice President and Assistant Secretary of the
1 Freedom Valley Drive              Secretary                                   Administrator and Distributor since 1998. Prior to
Oaks, PA 19456                                                                  1998, Assistant General Counsel and Director of
Date of Birth: 10/30/48                                                         Arbitration, Philadelphia Stock Exchange.

James R. Foggo                      President                                   Vice President and Assistant Secretary of the
1 Freedom Valley Drive                                                          Administrator and the Distributor from 1998 to
Oaks, PA 19456                                                                  October 2000.  In 1998, associate Paul Weiss,
Date of Birth: 6/30/64                                                          Rifkind, Wharton & Garrison.  From 1995 to 1998,
                                                                                associate, Baker & McKenzie.  Prior to 1995,
                                                                                associate, Battle Fowler, L.L.P.

Timothy D. Barto                    Vice President and Assistant                Vice President and Assistant Secretary of the
1 Freedom Valley Drive              Secretary                                   Administrator and Distributor since November 1999.
Oaks, PA 19456                                                                  From 1997 to November 1999, Associate, Dechert
Date of Birth: 3/28/68                                                          Price & Rhoads. Prior to 1997, Associate, Richter,
                                                                                Miller & Finn.

Christine M. McCullough             Vice President and Secretary                Vice President and Assistant Secretary of the
1 Freedom Valley Drive                                                          Administrator and Distributor since November 1999.
Oaks, PA 19456                                                                  Prior to 1999, Associate, White & Williams LLP.
Date of Birth: 12/5/60

William E. Zitelli, Jr.             Vice President and Secretary                Vice President and Assistant Secretary of the
1 Freedom Valley Drive                                                          Administrator and Distributor since September 2000.
Oaks, PA 19456                                                                  From 1998 to 2000, Vice President, Merrill Lynch &
Date of Birth: 6/14/68                                                          Co. Asset Management Group. From 1997 to 1998,
                                                                                Associate, Pepper Hamilton LLP. Prior to 1997,
                                                                                Associate, Reboul, MacMurray, Hewitt, Maynard &
                                                                                Kristol.

Sherry Kajdan Vetterlein            Vice President and Assistant                Vice President and Assistant Secretary of the
1 Freedom Valley Drive              Secretary                                   Administrator and Distributor since January 2001.
Oaks, PA  19456                                                                 Shareholder/Partner. Buchanan Ingersoll Professional
Date of Birth: 6/22/62                                                          Corporation from 1992 to 2000.

     The Trustees of HighMark Funds receive quarterly retainer fees and fees and expenses for each meeting of the Board of Trustees attended. No employee, officer or stockholder of SEI Investments Mutual Funds Services and/or SEI Investments Distribution Co. receives any compensation directly from HighMark Funds for serving as a Trustee and/or officer. SEI Investments Mutual Funds Services and/or SEI Investments Distribution Co. receive administration, fund accounting servicing and distribution fees from each of the Funds. See "Manager and Administrator" and "Distributor" below. Messrs. Barto, Cipperman, Foggo, Golden and Zitelli, Ms. Gavalis, Ms. McCullough and Ms. Vetterlein are employees and officers of SEI Investments Company. While SEI Investments Mutual Funds Services is a distinct legal entity from SEI Investments Distribution Co., SEI Investments Mutual Funds Services is considered to be an affiliated person of SEI Investments Distribution Co. under the 1940 Act due to, among other things, the fact that SEI Investments Distribution Co. and SEI Investments Mutual Funds Services are both controlled by the same ultimate parent company, SEI Investments Company.

     During the fiscal year ended July 31, 2001, fees paid to the disinterested Trustees for their services as Trustees aggregated $158,500. For the disinterested Trustees, the following table sets forth information concerning fees paid and retirement benefits accrued during the fiscal year ended July 31, 2001:



                   (1)                   (2)                          (3)                       (4)                       (5)
                 NAME OF              AGGREGATE                   PENSION OR             ESTIMATED ANNUAL         TOTAL COMPENSATION
                 TRUSTEE            COMPENSATION                  RETIREMENT               BENEFITS UPON               FROM FUND
                                     FROM GROUP                BENEFITS ACCRUED             RETIREMENT              COMPLEX PAID TO
                                                                AS PART OF FUND                                        TRUSTEES
                                                                   EXPENSES
                 -------            ------------               ----------------          -----------------        ------------------
Thomas L. Braje                         $27,750                        None                      None                 $27,750
David A. Goldfarb                        25,375                        None                      None                  25,375
Joseph C. Jaeger                         26,375                        None                      None                  26,375
Frederick J. Long                        25,500                        None                      None                  25,500

Michael L. Noel                          26,500                        None                      None                  26,500
Robert M. Whitler                        27,000                        None                      None                  27,000


     The Advisory Board to the Board of Trustees is responsible for providing monitoring services and evaluating issues affecting the HighMark Funds pursuant to the direction of the Board of Trustees, and consulting and providing advice to the Board of Trustees regarding those issues.

     CODE OF ETHICS

     HighMark Funds, HighMark Capital Management, Inc., AXA Investment Managers GS Ltd., Deutsche Asset Management, Inc., LSV Asset Management, Waddell & Reed Investment Management Company, and SEI Investments Distribution Co. have each adopted a code of ethics ("Codes") pursuant to Rule 17j-1 of the 1940 Act, and these Codes permit personnel covered by the Codes to invest in securities, including securities that may be purchased or held by each Fund, subject to certain restrictions.

     INVESTMENT ADVISER

     Investment advisory and management services are provided to each of the Funds by HighMark Capital Management, Inc. (the "Adviser"), pursuant to an investment advisory agreement between the Adviser and HighMark Funds dated September 1, 1998 (the "Investment Advisory Agreement"). The Adviser is a subsidiary of UnionBanCal Corporation, the holding company of Union Bank of California. The Adviser is a California corporation registered under the Investment Adviser's Act of 1940. Union Bank of California serves as custodian for each of the Funds. See "Transfer Agent, Custodian and Fund Accounting Services" below. Union Bank of California also serves as sub-administrator to each of the Funds pursuant to an agreement with SEI Investments Mutual Funds Services. See "Manager and Administrator" below.

     Unless sooner terminated, the Investment Advisory Agreement will continue in effect as to each particular Fund from year to year if such continuance is approved at least annually by HighMark Funds' Board of Trustees or by vote of a majority of the outstanding Shares of such Fund (as defined above under INVESTMENT RESTRICTIONS - Voting Information), and a majority of the Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the 1940 Act) of any party to the Investment Advisory Agreement by votes cast in person at a meeting called for such purpose. The Investment Advisory Agreement is terminable as to a particular Fund at any time on 60 days' written notice without penalty by the Trustees, by vote of a majority of the outstanding Shares of that Fund, or by the Adviser. The Investment Advisory Agreement terminates automatically in the event of any assignment, as defined in the 1940 Act.

     Depending on the size of the Fund, fees payable under the Investment Advisory Agreement may be higher than the advisory fee paid by most mutual funds, although the Board of Trustees believes it will be comparable to advisory fees paid by many funds having similar objectives and policies. The Adviser may from time to time agree to voluntarily reduce its advisory fee, however, it is not currently doing so for each Fund. While there can be no assurance that the Adviser will choose to make such an agreement, any voluntary reductions in the Adviser's advisory fee will lower the Fund's expenses, and thus increase the Fund's yield and total return, during the period such voluntary reductions are in effect.

     The Investment Advisory Agreement provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by HighMark Funds in connection with the Adviser's services under the Investment Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by the Adviser of its duties and obligations thereunder.

     For the services provided and expenses assumed by the Adviser pursuant to the Investment Advisory Agreement, Union Bank of California is entitled to receive fees from each Fund as described in that Fund's Prospectus.

     For the fiscal years ended July 31, 2001, July 31, 2000, and July 31, 1999, HighMark Capital Management, Inc., received the following investment advisory fees:



                                                 FISCAL YEAR ENDED

                                                     JULY 31, 2001           JULY 31, 2000            JULY 31, 1999
                                                     -------------           -------------            -------------
                                                       ADDITIONAL             ADDITIONAL             ADDITIONAL
                                              NET FEES     AMOUNT     NET FEES    AMOUNT     NET FEES    AMOUNT
                                              PAID         WAIVED       PAID      WAIVED         PAID    WAIVED
                                             -----        -------     --------  --------         ----    ------

Balanced Fund                              $2,304,018     $15,000   $2,629,148       N/A   $2,751,956       N/A
Core Equity Fund                              399,767      20,000       13,988       N/A
Growth Fund                                 3,249,533      60,000    3,033,121       N/A    3,746,604  $162,470
International Equity Fund                   1,235,340         N/A    1,126,671       N/A      903,234       N/A
Large Cap Value Fund                        1,733,181         N/A    3,042,990    $9,869    3,971,713       N/A
Small Cap Value Fund                        1,391,514         N/A    1,121,508       N/A      638,000       N/A
Value Momentum Fund                         4,029,427      45,000    4,990,873       N/A    5,115,840    82,551
Bond Fund                                   2,665,174         N/A    1,635,743       N/A    1,434,828       N/A
California Intermediate Tax-Free Bond Fund    432,414     479,414      332,782   499,173      340,650   510,975
100% U.S. Treasury Money Market Fund        3,544,214     708,843    3,167,874   633,575    2,877,943   575,589
California Tax-Free Money Market Fund       1,263,627     631,814    1,195,998   774,300      622,870 1,245,740
Diversified Money Market Fund              12,910,197      96,000   10,504,156       N/A    7,834,593       N/A
U.S. Government Money Market Fund           1,611,366      40,000    1,522,053       N/A    1,380,558       N/A



     (1) See "ADDITIONAL INFORMATION - Miscellaneous" for an explanation of the different fiscal year ends for each Fund.

     THE SUB-ADVISERS


     GROWTH FUND. Pursuant to a sub-advisory agreement dated October 1, 2001, between the Adviser and Waddell & Reed Investment Management Company ("WRIMCO"), WRIMCO provides investment advisory services to the Growth Fund. Under its sub-advisory agreement, WRIMCO is entitled to an annual fee, paid monthly, of 0.30% of the average daily net assets of the Fund. Such fee is paid by the Adviser, and WRIMCO receives no fees directly from the Growth Fund.

     INTERNATIONAL EQUITY FUND. Pursuant to a sub-advisory agreement dated February 28, 2001, between the Adviser and Deutsche Asset Management Investment Services, Ltd. ("Deutsche"), Deutsche provides investment advisory services to the International Equity Fund. Under its sub-advisory agreement, Deutsche is entitled to an annual fee, paid monthly, based on the average daily net assets of the Fund allocated to Deutsche as follows:


                                        RATE AS A PERCENTAGE OF
     FUND ASSETS                        AVERAGE NET ASSETS
     -----------                        -----------------------
     Up to $250 million                  0.60%
     Over $250 million                   0.50%


     Such fee is paid by the Adviser, and Deutsche receives no fees directly from the International Equity Fund. For the fiscal year ended July 31, 2001, Deutsche received sub-advisory fees of $152,570. Deutsche is an indirect wholly owned subsidiary of Deutsche Bank AG.

     Prior to November 30, 2001, AXA Investment Managers GS Ltd. ("AXA") also served as a sub-adviser to the Fund. For the fiscal years ended July 31, 2001, July 31, 2000 and July 31, 1999 AXA received sub-advisory fees of $312,890, $595,383 and $471,338, respectively.

     SMALL CAP VALUE FUND. Pursuant to a sub-advisory agreement dated October 1, 2001, between the Adviser and LSV Asset Management ("LSV"), LSV provides investment advisory services to the Small Cap Value Fund. Under its sub-advisory agreement, LSV is entitled to an annual fee, paid monthly, based on the average daily net assets of the Fund allocated to LSV as follows:



                                                 RATE AS A PERCENTAGE OF
     FUND ASSETS                                 AVERAGE NET ASSETS
     -----------                                 -----------------------
     Up to $50 million                              0.65%
     Between $50 million and $100 million           0.55%
     Over $100 million                              0.50%

     Such fee is paid by the Adviser, and LSV receives no fees directly from the Small Cap Value Fund.

     SEI Funds, Inc., a minority general partner of LSV, is an affiliate of HighMark Fund's administrator and distributor, SEI Investments Mutual Funds Services and SEI Investments Distribution Co. No Trustee of the Trust has owned any securities, or has had any material interest in, or a material interest in a material transaction with, LSV or its affiliates since the beginning of the Fund's most recent fiscal year. No officer or Trustee of the Trust is an officer, employee, director, general partner or shareholder of LSV.


     Prior to March 1, 2001, Brandes served as the sub-adviser to a portion of the Small Cap Value Fund's assets. For the fiscal years ended July 31, 2001, July 31, 2000 and July 31, 1999, Brandes received sub-advisory fees of $85,008, $134,781 and $921,269, respectively.

     PORTFOLIO TRANSACTIONS

     Pursuant to the Investment Advisory Agreement, the Adviser determines, subject to the general supervision of the Board of Trustees of HighMark Funds and in accordance with each Fund's investment objective and restrictions, which securities are to be purchased and sold by a Fund, and which brokers are to be eligible to execute its portfolio transactions. Purchases and sales of portfolio securities for the Bond Fund, the California Intermediate Tax-Free Bond Fund, the Diversified Money Market Fund, the U.S. Government Money Market Fund, the 100% U.S. Treasury Money Market Fund and the California Tax-Free Money Market Fund usually are principal transactions in which portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Securities purchased by the Growth Fund, the Large Cap Value Fund, the Value Momentum Fund, the Core Equity Fund, the International Equity Fund and the Small Cap Value Fund will generally involve the payment of a brokerage fee. Portfolio transactions for the Balanced Fund may be principal transactions or involve the payment of brokerage commissions. While the Adviser generally seeks competitive spreads or commissions on behalf of each of the Funds, HighMark Funds may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

     Allocation of transactions, including their frequency, to various dealers is determined by the Adviser or the Sub-Advisers in their best judgment and in a manner deemed fair and reasonable to Shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in Section 28(e) of the Securities Exchange Act of 1934. Information so received is in addition to and not in lieu of services required to be performed by the Adviser or the Sub-Advisers and does not reduce the advisory fees payable to the Adviser by HighMark Funds. Such information may be useful to the Adviser or the Sub-Advisers in serving both HighMark Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the Adviser in carrying out its obligations to HighMark Funds.

To the extent permitted by applicable rules and regulations, the Adviser or Sub-Advisers may execute portfolio transactions involving the payment of a brokerage fee through the Adviser, SEI Investments Distribution Co., and their affiliates in accordance with such procedures. As required by Rule 17e-1 under the 1940 Act, the Funds have adopted procedures which provide that commissions paid to such affiliate must be fair and reasonable compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions. The procedures also provide that the Board will review reports of such affiliated brokerage transactions in connection with the foregoing standard. HighMark Funds will not acquire portfolio securities issued by, make savings deposits in, or enter repurchase or reverse repurchase agreements with, Union Bank of California, or their affiliates, and will not give preference to correspondents of Union Bank of California with respect to such securities, savings deposits, repurchase agreements and reverse repurchase agreements.

     Investment decisions for each Fund of HighMark Funds are made independently from those for the other Funds or any other investment company or account managed by the Adviser or the Sub-Advisers. However, any such other investment company or account may invest in the same securities as HighMark Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another Fund, investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner that the Adviser or the Sub-Advisers believe to be equitable to the Fund(s) and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, the Adviser or the Sub-Advisers may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for the other Funds or for other investment companies or accounts in order to obtain best execution. As provided in the Investment Advisory Agreement and the Sub-Advisory Agreements, in making investment recommendations for HighMark Funds, the Adviser or the Sub-Advisers will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by HighMark Funds is a customer of the Adviser, the Sub-Advisers, their parent or its subsidiaries or affiliates and, in dealing with its commercial customers, the Adviser and the Sub-Advisers, their parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by HighMark Funds.

     During the following fiscal years, the Funds listed below paid the following aggregate brokerage commissions:


                                                         FISCAL YEAR ENDED

                                            JULY 31, 2001             JULY 31, 2000            JULY 31, 1999
                                            -------------             -------------            -------------
Balanced Fund                                    $119,077                  $241,737                 $343,762
Core Equity Fund                                   92,204                    23,630                      N/A
Growth Fund                                       317,628                   898,490                  696,665
International Equity Fund                         434,752                   283,718                  413,403
Large Cap Value Fund                            1,211,687                 1,665,916                1,266,837
Small Cap Value Fund                            1,029,913                   386,720                  303,124
Value Momentum Fund                               202,566                   266,346                  371,708


     ADMINISTRATOR AND SUB-ADMINISTRATOR

     SEI Investments Mutual Funds Services (the "Administrator") serves as administrator to each of the Funds pursuant to the administration agreement dated as of February 15, 1997 between HighMark Funds and the Administrator (the "Administration Agreement").

     The Fund's Administrator, SEI Investments Mutual Funds Services, a Delaware business trust, has its principal business offices at Oaks, Pennsylvania 19456. SEI Investments Management Corporation ("SIMC"), a wholly-owned subsidiary of SEI Investments Company ("SEI Investments"), is the owner of all beneficial interest in the Administrator. SEI Investments and its subsidiaries and affiliates, including the Administrator, are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors, and money managers.

           Pursuant to the Administration Agreement, the Administrator provides the Funds with administrative services, regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Group. As described below, the Administrator has delegated part of its responsibilities under the Administration Agreement to HighMark Capital Management, Inc.

           The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of 0.20% of the average daily net assets of the Funds. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Retail Shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion. Currently, the Administrator has agreed to waive its fee to the rate of 0.18% of the average daily net assets of the Funds.

           For its services as administrator and expenses assumed pursuant to the Administration Agreement, the Administrator received the following fees:



                                                                  FISCAL YEAR ENDED
                                                                  -----------------
                                                JULY 31, 2001               JULY 31, 2000        JULY 31, 1999
                                               ---------------             --------------        -------------
                                                       ADDITIONAL             ADDITIONAL             ADDITIONAL
                                              NET FEES     AMOUNT     NET FEES    AMOUNT     NET FEES    AMOUNT
                                                PAID       WAIVED       PAID      WAIVED       PAID      WAIVED
                                              --------    -------     --------   -------     --------   -------
Balanced Fund                                $ 695,705   $ 77,301    $ 788,745  $ 87,638    $ 759,593 $  91,732
Core Equity Fund                               125,930     13,992        4,197       466          N/A       N/A
Growth Fund                                    992,860    110,318    1,447,427   160,825    1,104,261  $130,302
International Equity Fund                      234,065     26,007      213,475    23,719      158,476   $19,015
Large Cap Value Fund                           519,954     57,773      733,897   280,433      882,395  $347,294
Small Cap Value Fund                           250,473     27,830      201,854    22,428      128,000    13,000
Value Momentum Fund                          1,220,727    136,748    1,497,262   166,362    1,442,857  $173,280
Bond Fund                                      959,329    106,592      588,867    65,430      483,115   $57,393
California Intermediate Tax-Free Bond Fund     328,618     36,513      299,504    33,278      280,016   $34,065
100% U.S. Treasury Money Market Fund         2,604,162    231,209    2,280,869   253,430    1,904,751  $230,235
California Tax-Free Money Market Fund        1,144,036    119,592    1,182,179   131,353    1,030,037  $124,574
Diversified Money Market Fund                7,911,594    759,204    6,302,494   700,277    4,312,435  $522,306
U.S. Government Money Market Fund              999,727    101,184      913,232   101,470      769,550   $92,037


           The Administration Agreement became effective on February 15, 1997 and was automatically renewed for a one year term on July 31, 2001. Unless sooner terminated as provided in the Administration Agreement (and as described below), the Administration Agreement, as amended, will continue in effect until July 31, 2002. The Administration Agreement thereafter shall be renewed automatically for successive annual terms. The Administration Agreement is terminable at any time with respect to a particular Fund or HighMark Funds as a whole by either party without penalty for any reason upon 90 days' written notice by the party effecting such termination to the other party.

           The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by HighMark Funds in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or from the reckless disregard by the Administrator of its obligations and duties thereunder.

           The Administration Agreement permits the Administrator to subcontract its services thereunder, provided that the Administrator will not be relieved of its obligations under the Administration Agreement by the appointment of a subcontractor and the Administrator shall be responsible to HighMark Funds for all acts of the subcontractor as if such acts were its own, except for losses suffered by any Fund resulting from willful misfeasance, bad faith or gross negligence by the subcontractor in the performance of its duties or for reckless disregard by it of its obligations and duties. Pursuant to a sub-administration agreement between the Administrator and HighMark Capital Management, Inc., HighMark Capital Management, Inc. will perform services which may include clerical, bookkeeping, accounting, stenographic and administrative services, for which it will receive a fee, paid by the Administrator, at the annual rate of up to 0.10% of each Fund's average daily net assets.

           GLASS-STEAGALL ACT

           The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. The Adviser and the Sub-Advisers believe that they possess the legal authority to perform the services for the Funds contemplated by the Investment Advisory Agreement and the Sub-Advisory Agreements and described in the Prospectuses and this Statement of Additional Information and has so represented in the Investment Advisory Agreement and the Sub-Advisory Agreements. Union Bank of California, N.A. also believes that it may perform sub-administration services on behalf of each Fund, for which it receives compensation from the Administrator without a violation of applicable banking laws and regulations. Future changes in either federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations could prevent or restrict the Adviser from continuing to perform such services for HighMark Funds. Depending upon the nature of any changes in the services that could be provided by the Adviser, or the Sub-Advisers, the Board of Trustees of HighMark Funds would review HighMark Funds' relationship with the Adviser and the Sub-Advisers and consider taking all action necessary in the circumstances.

           Should further legislative, judicial or administrative action prohibit or restrict the activities of Union Bank of California, the Adviser, its affiliates, and its correspondent banks in connection with Customer purchases of Shares of HighMark Funds, such Banks might be required to alter materially or discontinue the services offered by them to Customers. It is not anticipated, however, that any change in HighMark Funds' method of operations would affect its net asset value per Share or result in financial losses to any Customer.

           SHAREHOLDER SERVICES PLANS

           HighMark Funds has adopted three Shareholder Services Plans, one for Fiduciary Class, one for Class A Shares, and one for Class B Shares (collectively, the "Services Plans") pursuant to which a Fund is authorized to pay compensation to financial institutions (each a "Service

Provider"), which may include Bank of Tokyo-Mitsubishi Trust Company, Union Bank of California, N.A., or their respective affiliates, that agree to provide certain shareholder support services for their customers or account holders (collectively, "customers") who are the beneficial or record owners of Shares of a Fund. In consideration for such services, a Service Provider is compensated by a Fund at a maximum annual rate of up to 0.25% of the average daily net asset value of Shares of a Fund, pursuant to each plan. A service provider may waive such fees at any time. Any such waiver is voluntary and may be terminated at any time. Currently, such fees are being waived to the rate of 0.10% of average daily net assets for the Fiduciary and Class A Shares of the Large Cap Value Fund, Growth Fund, International Equity Fund, Small Cap Value Fund, Balanced Fund, Value Momentum Fund, and Core Equity Fund; 0.02% for the Fiduciary and Class A Shares of the Bond Fund, and 0.00% for the Class A Shares of the California Intermediate Tax-Free Bond Fund and 0.00% for the Fiduciary and Fiduciary and Class A Shares of the 100% U.S. Treasury Money Market Fund, California Tax-Free Money Market Fund, Diversified Money Market Fund and U.S. Government Money Market Fund.


           The servicing agreements adopted under the Services Plans (the "Servicing Agreements") require the Service Provider receiving such compensation to perform certain shareholder support services as set forth in the Servicing Agreements with respect to the beneficial or record owners of Shares of a Fund.

           As authorized by the Services Plans, HighMark Funds may enter into a Servicing Agreement with a Service Provider pursuant to which the Service Provider has agreed to provide certain shareholder support services in connection with Shares of one or more of the Funds. Such shareholder support services may include, but are not limited to, (i) maintaining Shareholder accounts; (ii) providing information periodically to Shareholders showing their positions in Shares; (iii) arranging for bank wires; (iv) responding to Shareholder inquiries relating to the services performed by the Service Provider; (v) responding to inquiries from Shareholders concerning their investments in Shares; (vi) forwarding Shareholder communications from HighMark Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Shareholders; (vii) processing purchase, exchange and redemption requests from Shareholders and placing such orders with HighMark Funds or its service providers; (viii) assisting Shareholders in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to Shares beneficially owned by Shareholders; (x) processing dividend payments from HighMark Funds on behalf of the Shareholders; and (xi) providing such other similar services as HighMark Funds may reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

           EXPENSES

           HighMark Funds' service providers bear all expenses in connection with the performance of their respective services, except that each Fund will bear the following expenses relating to its operations: taxes, interest, brokerage fees and commissions, if any, fees and travel expenses of Trustees who are not partners, officers, directors, shareholders or employees of HighMark Capital Management, Inc., Union Bank of California, SEI Investments Mutual Funds Services or SEI Investments Distribution Co., Securities and Exchange Commission fees and state fees and expenses, certain insurance premiums, outside and, to the extent authorized by HighMark Funds, inside auditing and legal fees and expenses, fees charged by rating agencies in having the Fund's Shares rated, advisory and administration fees, fees and reasonable out-of-pocket expenses of the custodian and transfer agent, expenses incurred for pricing securities owned by the Fund, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders, costs and expenses of Shareholders' and Trustees' reports and meetings and any extraordinary expenses.

           DISTRIBUTOR

           SEI Investments Distribution Co. (the "Distributor"), a wholly-owned subsidiary of SEI Investments Company, serves as distributor to the Funds pursuant to a distribution agreement dated February 15, 1997 between HighMark Funds and the Distributor for the Fiduciary Class and Class A Shares, and pursuant to a distribution agreement dated June 18, 1997 between HighMark Funds and the Distributor for Class B Shares (collectively, the "Distribution Agreements").

           The Distribution Agreements were renewed for a one-year term on July 31, 2001 and, unless sooner terminated, will continue in effect until July 31, 2002 and from year to year thereafter if approved at least annually (i) by HighMark Funds' Board of Trustees or by the vote of a majority of the outstanding Shares of HighMark Funds, and (ii) by the vote of a majority of the Trustees of HighMark Funds who are not parties to the Distribution Agreements or interested persons (as defined in the 1940 Act) of any party to the Distribution Agreements, cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreements are terminable without penalty, on not less than sixty days' notice by HighMark Funds' Board of Trustees, by vote of a majority of the outstanding voting securities of HighMark Funds or by the Distributor. The Distribution Agreements terminate in the event of their assignment, as defined in the 1940 Act.

           THE DISTRIBUTION PLANS. Pursuant to HighMark Funds' Distribution Plans, each Fund pays the Distributor as compensation for its services in connection with the Distribution Plans a distribution fee, computed daily and paid monthly, equal to twenty-five one-hundredths of one percent (0.25%) of the average daily net assets attributable to that Fund's Class A Shares, pursuant to the Class A Distribution Plan, and seventy-five one-hundredths of one percent (0.75%) of the average daily net assets attributable to that Fund's Class B Shares, pursuant to the Class B Distribution Plan, seventy-five one-hundredths of one percent (0.75%) of the average daily net assets attributable to that Fund's Class C Shares, pursuant to the Class C Distribution Plan and fifty-five one-hundredths of one percent (0.55%) of the average daily net assets attributable to that Fund's Class S Shares, pursuant to the Class S Distribution Plan. The Distributor has agreed to waive its fees to 0.00% of the average daily net assets of the Bond Fund and the California Intermediate Tax-Free Bond Fund.

           For the fiscal year ended July 31, 2001, the Distributor received the following distribution fees with respect to the sale of Class A Shares, Class B Shares, Class C Shares and Class S Shares from the following Funds:

FUND                                                CLASS A SHARES      CLASS B SHARES       CLASS C SHARES       CLASS S SHARES
----                                                --------------      --------------       --------------       --------------
Balanced Fund                                            $  24,872            $  37,502               $ 618                N/A
Core Equity Fund                                             3,510                7,252                 N/A                N/A
Growth Fund                                                 84,009              150,485               9,731                N/A
International Equity Fund                                    5,128                7,165                 176                N/A
Large Cap Value Fund                                       145,658               27,761                 205                N/A
Small Cap Value Fund                                        22,932               40,696               5,735                N/A
Value Momentum Fund                                         98,072               71,331               8,685                N/A
Bond Fund                                                       --                4,155                 N/A                N/A
California Intermediate Tax-Free Bond Fund                      --               11,512                 N/A                N/A
100% U.S. Treasury Money Market Fund                       599,658                  N/A                 N/A         $4,305,296
California Tax-Free Money Market Fund                      573,668                  N/A                 N/A            557,058
Diversified Money Market Fund                            1,985,725                  N/A                 N/A          8,875,437
U.S. Government Money Market Fund                          113,695                5,539                 N/A            732,797


           The Distributor may use the distribution fee applicable to a Fund's Class A, Class B, Class C and Class S Shares to provide distribution assistance with respect to the sale of the Fund's Class A, Class B, Class C and Class S Shares or to provide Shareholder services to the holders of the Fund's Class A, Class B, Class C and Class S Shares. The Distributor may also use the distribution fee (i) to pay financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries compensation for services or reimbursement of expenses incurred in connection with the distribution of a Fund's Class A, Class B, Class C and Class S Shares to their customers or (ii) to pay banks, savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries compensation for services or reimbursement of expenses incurred in connection with the provision of Shareholder services to their customers owning a Fund's Class A, Class B, Class C and Class S Shares. All payments by the Distributor for distribution assistance or Shareholder services under the Distribution Plans will be made pursuant to an agreement between the Distributor and such bank, savings and loan association, other financial institution or intermediary, broker-dealer, or affiliate or subsidiary of the Distributor (a "Servicing Agreement"; banks, savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries that may enter into a Servicing Agreement are hereinafter referred to individually as a "Participating Organization"). A Participating Organization may include Union Bank of California, its subsidiaries and its affiliates.

           Participating Organizations may charge customers fees in connection with investments in a Fund on their customers' behalf. Such fees would be in addition to any amounts the Participating Organization may receive pursuant to its Servicing Agreement. Under the terms of the Servicing Agreements, Participating Organizations are required to provide their customers with a schedule of fees charged directly to such customers in connection with investments in a Fund. Customers of Participating Organizations should read this Prospectus in light of the terms governing their accounts with the Participating Organization.

           The distribution fees under the Distribution Plans will be payable without regard to whether the amount of the fee is more or less than the actual expenses incurred in a particular year by the Distributor in connection with distribution assistance or Shareholder services rendered by the Distributor itself or incurred by the Distributor pursuant to the Servicing Agreements entered into under the Distribution Plans. The Distributor may from time to time voluntarily reduce its distribution fees with respect to a Fund in significant amounts for substantial periods of time pursuant to an agreement with HighMark Funds. While there can be no assurance that the Distributor will choose to make such an agreement, any voluntary reduction in the Distributor's distribution fees will lower such Fund's expenses, and thus increase such Fund's yield and total returns, during the period such voluntary reductions are in effect.

           In accordance with Rule 12b-1 under the 1940 Act, the Distribution Plans may be terminated with respect to any Fund by a vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding Class A, Class B, Class C or Class S Shares of that Fund. The Distribution Plans may be amended by vote of HighMark Funds' Board of Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for such purpose, except that any change in a Distribution Plan that would materially increase the distribution fee with respect to a Fund requires the approval of that Fund's Retail Shareholders. HighMark Funds' Board of Trustees will review on a quarterly and annual basis written reports of the amounts received and expended under the Distribution Plans (including amounts expended by the Distributor to Participating Organizations pursuant to the Servicing Agreements entered into under the Distribution Plans) indicating the purposes for which such expenditures were made.

           Each Distribution Plan provides that it will continue in effect with respect to each Fund for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Independent Trustees and (ii) by the vote of the entire Board of Trustees, cast in person at a meeting called for such purpose. For so long as each of the Distribution Plans remains in effect, the selection and nomination of those trustees who are not interested persons of HighMark Funds (as defined in the 1940 Act) shall be committed to the discretion of such disinterested persons.

           TRANSFER AGENT AND CUSTODIAN SERVICES

           State Street Bank and Trust Company performs transfer agency services for the Funds pursuant to a transfer agency and shareholder service agreement with HighMark Funds dated as of February 15, 1997 (the "Transfer Agency Agreement"). As each Fund's transfer agent, State Street Bank and Trust Company processes purchases and redemptions of each Fund's Shares and maintains each Fund's Shareholder transfer and accounting records, such as the history of purchases, redemptions, dividend distributions, and similar transactions in a Shareholder's account.

           Under the Transfer Agency Agreement, HighMark Funds has agreed to pay State Street Bank and Trust Company annual fees at the rate of $18,000 per Retail class/per Fund. The Distributor has agreed to pay State Street Bank and Trust Company annual fees at the rate of $15,000 per Fiduciary class/per Fund. In addition, there will be an annual account maintenance fee of $25.00 per account and IRA Custodial fees totaling $15.00 per account, as well as out-of-pocket expenses as defined in the Transfer Agency Agreement. HighMark Funds intends to charge transfer agency fees across the HighMark Funds as a whole. State Street Bank and Trust Company may periodically voluntarily reduce all or a portion of its transfer agency fee with respect to a Fund to increase the Fund's net income available for distribution as dividends.

           Union Bank of California, N.A. serves as custodian to the Funds pursuant to a custodian agreement with HighMark Funds dated as of December 23, 1991, as amended (the "Custodian Agreement"). Under the Custodian Agreement, Union Bank of California's responsibilities include safeguarding and controlling each Fund's cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on each Fund's investments.

           Under the Custodian Agreement, HighMark Funds has agreed to pay Union Bank of California a domestic custodian fee with respect to each Fund at an annual rate of 0.01% of the Fund's average daily net assets, with an annual minimum fee of $2,500 per Fund, plus certain transaction fees. Union Bank of California is also entitled to be reimbursed by HighMark Funds for its reasonable out-of-pocket expenses incurred in the performance of its duties under the Custodian Agreement. Global custody fees shall be determined on a transaction basis. Union Bank of California may periodically voluntarily reduce all or a portion of its custodian fee with respect to a Fund to increase the Fund's net income available for distribution as dividends.

           INDEPENDENT ACCOUNTANTS


           The financial statements of HighMark Funds for the period ended July 31, 2001, incorporated by reference into this Statement of Additional Information have been audited by Deloitte and Touche LLP, independent accountants, as set forth in their report dated September 14, 2001 also incorporated by reference into this Statement of Additional Information, and are included in reliance upon such report and on the authority of such firm as experts in auditing and accounting.

           LEGAL COUNSEL

           Ropes & Gray, One Franklin Square, 1301 K Street, N.W., Suite 800 East, Washington, D.C. 20005, are counsel to HighMark Funds and will pass upon the legality of the Shares offered hereby.

                             ADDITIONAL INFORMATION

           DESCRIPTION OF SHARES

           HighMark Funds is a Massachusetts business trust. HighMark Funds' Declaration of Trust was originally filed with the Secretary of State of The Commonwealth of Massachusetts on March 10, 1987. The Declaration of Trust, as amended, authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest, without par value. HighMark Funds' Declaration of Trust, as amended, further authorizes the Board of Trustees to establish one or more series of Shares of HighMark Funds, and to classify or reclassify the Shares of any series into one or more classes by setting or changing in any one or more respects the preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption, qualifications or other terms applicable to the Shares of such class, subject to those matters expressly provided for in the Declaration of Trust, as amended, with respect to the Shares of each series of HighMark Funds. HighMark Funds presently consists of fourteen series of Shares, representing units of beneficial interest in the Growth Fund, the Large Cap Value Fund, the Balanced Fund, the Value Momentum Fund, the Core Equity Fund, the International Equity Fund, the Small Cap Growth Fund, the Small Cap Value Fund, the Bond Fund, the California Intermediate Tax-Free Bond Fund, the Diversified Money Market Fund, the U.S. Government Money Market Fund, the 100% U.S. Treasury Money Market Fund, and the California Tax-Free Money Market Fund. Pursuant to a Multiple Class Plan on file with the Securities and Exchange Commission permitting the issuance and sale of six classes of Shares in selected Funds, Shares of such Funds have been divided into six classes of Shares, designated Class A, Class B, Class C and Class S Shares (collectively, "Retail Shares"), Class I Shares and Fiduciary Shares. Class I Shares are not currently being offered. The Trustees of HighMark Funds have determined that currently no conflict of interest exists between the Class A, Class B, Class C and Class S shares. On an ongoing basis, the Trustees of HighMark Funds, pursuant to their fiduciary duties under the Investment Company Act of 1940, as amended (the "1940 Act"), and state laws, will seek to ensure that no such conflict arises.

           Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, HighMark Funds' Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of HighMark Funds, Shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund that are available for distribution. Upon liquidation or dissolution of HighMark Funds, Retail and Fiduciary shareholders are entitled to receive the net assets of the Fund attributable to each class.

           As used in the Prospectuses and in this Statement of Additional Information, "assets belonging to a Fund" means the consideration received by HighMark Funds upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of HighMark Funds not readily identified as belonging to a particular Fund that are allocated to that Fund by HighMark Funds' Board of Trustees. Such allocations of general assets may be made in any manner deemed fair and equitable, and it is anticipated that the Board of Trustees will use the relative net asset values of the respective Funds at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses of that Fund, and with a share of the general liabilities and expenses of HighMark Funds not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Funds at the time of allocation. The timing of allocations of general assets and general liabilities and expenses of HighMark Funds to particular Funds will be determined by the Board of Trustees and will be in accordance with generally accepted accounting principles. Determinations by the Board of Trustees as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive.

           Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as HighMark Funds shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Shares of each Fund affected by the matter. For purposes of determining whether the approval of a majority of the outstanding Shares of a Fund will be required in connection with a matter, a Fund will be deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are identical, or that the matter does not affect any interest of the Fund.

           Under Rule 18f-2, the approval of an investment advisory agreement or any change in fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding Shares of such Fund. However, Rule 18f-2 also provides that the ratification of independent public accountants, the approval of principal underwriting contracts, and the election of Trustees may be effectively acted upon by Shareholders of HighMark Funds voting without regard to series.

           Although not governed by Rule 18f-2, Retail Shares of a Fund have exclusive voting rights with respect to matters pertaining to the Fund's Distribution Plan.

           SHAREHOLDER AND TRUSTEE LIABILITY

           Under Massachusetts law, holders of units of interest in a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, HighMark Funds' Declaration of Trust, as amended, provides that Shareholders shall not be subject to any personal liability for the obligations of HighMark Funds, and that every written agreement, obligation, instrument, or undertaking made by HighMark Funds shall contain a provision to the effect that the Shareholders are not personally liable thereunder. The Declaration of Trust, as amended, provides for indemnification out of the trust property of any Shareholder held personally liable solely by reason of his or her being or having been a Shareholder. The Declaration of Trust, as amended, also provides that HighMark Funds shall, upon request, assume the defense of any claim made against any Shareholder for any act or obligation of HighMark Funds, and shall satisfy any judgment thereon. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which HighMark Funds itself would be unable to meet its obligations.

           The Declaration of Trust, as amended, states further that no Trustee, officer, or agent of HighMark Funds shall be personally liable in connection with the administration or preservation of the assets of the trust or the conduct of HighMark Funds' business, nor shall any Trustee, officer, or agent be personally liable to any person for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties. The Declaration of Trust, as amended, also provides that all persons having any claim against the Trustees or HighMark Funds shall look solely to the assets of the trust for payment.

           CALCULATION OF PERFORMANCE DATA

           From time to time, articles relating to the performance, rankings, and other investment characteristics of mutual funds and their investment advisers, including the Funds and the Adviser, may appear in national, regional, and local publications. In particular, some publications may publish their own rankings or performance reviews of mutual funds and their investment advisers, including the Funds and the Adviser. Various mutual fund or market indices may also serve as a basis for comparison of the performance of the Funds with other mutual funds or mutual fund portfolios with comparable investment objectives and policies. In addition to the indices prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, references to or reprints from the following publications may be used in HighMark Funds' promotional literature:
IBC/Donoghue's Money Fund Report, Ibbotson Associates of Chicago, Morningstar, Lipper, Inc., CDA/Wiesenberger Investment Company Services, SEI Investments, Callan Associates, Wilshire Associates, MONEY Magazine, Pension and Investment Age, Forbes, BusinessWeek, Smart Money, American Banker, Fortune Magazine, Worth, Institutional Investor, Barron's National Business & Financial Weekly, Investor's Business Daily, Barron's, Pensions and Investments, Investment News, America Online, The Wall Street Journal, New York Times, San Francisco Chronicle and Examiner, Los Angeles Business Journal, Los Angeles Times, USA Today, Sacramento Bee, Seattle Times, Seattle Daily Journal of Commerce, Seattle Post/Intelligence, Seattle Business Journal, Tacoma New Tribune, Bellevue Journal-American, The Oregonian, Puget Sound Business Journal, Portland Chamber of Commerce and Portland Daily Journal of Commerce/Portland Business Today. Shareholders may call toll free 1-800-433-6884 for current information concerning the performance of each of the Funds.

           From time to time, the Funds may include the following types of information in advertisements, supplemental sales literature and reports to
Shareholders: (1) discussions of general economic or financial principles (such as the effects of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the Funds within HighMark Funds; (5) descriptions of investment strategies for one or more of the Funds; (6) descriptions or comparisons of various savings and investment products (including, but not limited to, insured bank products, annuities, qualified retirement plans and individual stocks and bonds), which may or may not include the Funds; (7) comparisons of investment products (including the Funds) with relevant market or industry indices or other appropriate benchmarks; (8) discussions of fund rankings or ratings by recognized rating organizations; and (9) testimonials describing the experience of persons that have invested in one or more of the Funds. The Funds may also include calculations, such as hypothetical compounding examples, which describe hypothetical investment results in such communications. Such performance examples will be based on an express set of assumptions and are not indicative of the performance of any of the Funds. In addition, the California Tax- Free Fund may include charts comparing various tax-free yields versus taxable yield equivalents at different income levels.

           The 7-day yield of each class of Shares of a Fund was computed by determining the percentage net change, excluding capital changes, in the value of an investment in one Share of that class over the base period, and multiplying the net change by 365/7 (or approximately 52 weeks). The 7-day effective yield of each class of Shares of a Fund represents a compounding of the yield of that class by adding 1 to the number representing the percentage change in value of the investment during the base period, raising that sum to a power equal to 365/7, and subtracting 1 from the result.

           The yield and effective yield for the seven-day period ending July 31, 2001, for the Money Market Funds are shown below:


                                                    YIELD                                              EFFECTIVE YIELD
                                                    -----                                              ---------------
                                          CLASS A   CLASS B   CLASS S   FIDUCIARY       CLASS A   CLASS B   CLASS S      FIDUCIARY
                                          -------   -------   -------   ---------       -------   -------   -------      ---------
100% U.S. Treasury Money Market Fund      3.09%        --        2.79%      3.34%       3.13%          --     2.83%      3.39%
California Tax-Free
    Money Market Fund                     1.94%        --        1.64%      2.19%       1.96%          --     1.65%      2.21%
Diversified Money Market Fund             3.21%        --        2.91%      3.46%       3.26%          --     2.96%      3.52%
U.S. Government Money Market Fund         3.09%     2.34%        2.79%      3.34%       3.13%       2.37%     2.83%      3.39%


           The Fund's "yield" (referred to as "standardized yield") for a given 30-day period for a class of shares is calculated using the following formula set forth in rules adopted by the Commission that apply to all funds that quote yields:

     Standardized Yield = 2 [(a-b + 1)(6) - 1]
                               --
                                 cd

The symbols above represent the following factors:

a =        dividends and interest earned during the 30-day period.
b =        expenses accrued for the period (net of reimbursements).
c = the average daily number of shares of that class outstanding during the

           30-day period that were entitled to receive dividends.
d = the maximum offering price per share of the class on the last day of the period, adjusted for undistributed net investment income.

           The standardized yield of a class of shares for a 30-day period may differ from its yield for any other period. The Commission formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period. This standardized yield is not based on actual distributions paid by the Fund to shareholders in the 30-day period, but is a hypothetical yield based upon the net investment income from the Fund's portfolio investments calculated for that period. Because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund classes of shares will differ.

           The yield and effective yield for the 30-day period ending July 31, 2001, for the Money Market Funds and Fixed Income Funds are shown below:


                                                                       YIELD                         EFFECTIVE YIELD
                                                                       -----                         ---------------
                                               CLASS A   CLASS B    CLASS S    FIDUCIARY   CLASS A  CLASS B   CLASS S FIDUCIARY
                                               -------   -------    -------    ---------   -------- -------   ------- ---------
100% U.S. Treasury Money Market Fund              3.15%        --      2.85%      3.40%      3.20%      --     2.89%    3.46%
California Tax-Free Money
     Market Fund                                  1.82%        --      1.53%      2.07%      1.84%      --     1.54%    2.09%
Diversified Money Market Fund                     3.35%        --      3.05%      3.59%      3.40%      --     3.09%    3.65%
U.S. Government Money Market Fund                 3.11%     2.36%      2.81%      3.36%      3.15%   2.39%     2.85%    3.41%
Bond Fund                                         5.26%     4.47%         --      5.44%         --      --        --      --
California Intermediate Tax-Free Bond Fund        3.14%     2.35%         --      3.20%         --      --        --      --


           The tax-equivalent yield of each class of Shares of the California Tax-Free Fund was computed by dividing that portion of the yield of that class that is tax-exempt by 1 minus the stated income tax rate (or rates) and adding the product to that portion, if any, of the yield of the Class that is not tax-exempt. The tax-equivalent effective yield of each class of Shares was computed by dividing that portion of the effective yield of that class which is tax-exempt by 1 minus the stated income tax rate (or rates) and adding to that portion, if any, of the effective yield of that class that is not tax-exempt.

           The tax-equivalent yield and tax-equivalent effective yield for the California Tax-Free Money Market Fund for the 7-day and 30-day periods ended July 31, 2001 are shown below:



                                                     TAX-EQUIVALENT                     TAX-EQUIVALENT
                                                        YIELD                           EFFECTIVE YIELD
                                                        -----                           ---------------
                                            CLASS A   CLASS S   FIDUCIARY          CLASS A    CLASS S  FIDUCIARY
                                            -------   -------   ---------          -------    -------  ---------
USING A 39.6% FED.  INCOME TAX RATE
-----------------------------------
 a.  7-day                                    3.21%      2.72%        3.63%           3.25%     2.73%        3.66%
 b.  30-day                                   3.01%      2.53%        3.43%           3.05%     2.55%        3.46%

USING A 39.6% FED.  INCOME TAX
RATE AND 11% CAL.  PERSONAL
INCOME TAX RATE
------------------------------
 a.  7-day                                    6.80%      6.19%        7.31%           6.90%     6.28%        7.43%
 b.  30-day                                   6.17%      5.57%        6.68%           6.28%     5.67%        6.80%

    The tax-equivalent yield for the California Intermediate Tax-Free Bond Fund for the 30-day period ended July 31, 2001 is shown below:


                                                      TAX-EQUIVALENT
                                                          YIELD
                                               -----------------------------
                                               CLASS A   CLASS B   FIDUCIARY
                                               -------   -------   ---------
Using a 39.6% Fed.  Income Tax Rate              5.20%      3.89%     5.30%

Using a 39.6% Fed.  Income Tax
Rate and 11% Cal.  Personal
Income Tax Rate                                  6.36%      4.76%     6.48%


    Each Fund's respective average annual total return over periods of 1, 5 and 10 years (up to the life of Fund or Class) was calculated by determining the change in the value of a hypothetical $1,000 investment in the Fund over the applicable period that would equate the initial amount invested to the ending redeemable value of the investment; in the case of the average annual total return, this amount (representing the Fund's total return) was then averaged over the relevant number of years. Specifically, these rates of return are calculated pursuant to the following formula: P(1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). All total return figures reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. The resulting percentages indicate the positive or negative investment results that an investor would have experienced from changes in Share price and reinvestment of dividends and capital gains distributions.

    The performance figures relating to the Class A Shares and Class B Shares reflect the sales charge and distribution fees to which each Class is subject. Because only Class A Shares and Class B Shares bear the expense of the fee, if any, under the Distribution Plan and a sales charge, total return and yield relating to a Fund's Class A Shares and Class B Shares will be lower than that relating to the Funds' Fiduciary Shares.

    The average total return for the Class A Shares of each Fund, computed as of July 31, 2001, is shown in the table below:


                                             AVERAGE ANNUAL TOTAL RETURN - CLASS A SHARES

                          FUND/CLASS
                          COMMENCEMENT            ONE                 FIVE                   TEN                    LIFE OF
FUND NAME                 OF OPERATIONS           YEAR                YEARS                  YEARS                  FUND
---------                ---------------   ------------------    ------------------    ------------------    -------------------
                                            WITH     WITHOUT      WITH       WITHOUT      WITH       WITHOUT      WITH      WITHOUT
                                            SALES    SALES        SALES      SALES        SALES      SALES        SALES     SALES
                                            LOAD*    LOAD         LOAD*      LOAD         LOAD*      LOAD         LOAD*     LOAD
                                           -------  ---------    -------    ---------    -------    ---------    -------   ---------
Balanced Fund(4)              11/13/92     -11.34%    -6.15%       6.69%       7.91%       8.69%(9)    9.31%(9)     8.50%     9.21%
Core Equity Fund              06/30/00     -19.87%   -15.19%          --          --          --          --      -19.37%   -15.01%
Growth Fund                   06/20/94     -48.82%   -45.83%       3.80%       4.97%          --          --        7.82%     8.69%
International Equity Fund     11/30/99     -30.52%   -26.47%      -2.65%(2)   -1.53%(2)       --          --      -20.03%   -17.27%
Large Cap Value Fund          06/20/94      -8.54%    -3.22%       7.76%       8.98%      10.36%(1)   10.98%(1)    10.53%    11.42%
Small Cap Value Fund          09/17/98      -8.45%    -3.10%          --          --        --             --      10.48%    12.67%
Value Momentum Fund(5)        04/02/94      -6.24%    -0.80%      12.06%      13.33%      12.95%(10)  13.59%(10)   13.28%    13.97%
Bond Fund                     06/20/94       9.10%    12.75%       6.68%       7.39%       6.74%(3)    7.10%(3)     6.73%     7.22%
California Intermediate
  Tax-Free Bond Fund(6)       10/15/93       4.38%     7.85%       5.20%       5.89%          --          --        4.55%     5.00%
100% U.S. Treasury
  Money Market Fund           12/01/90          --     4.83%          --       4.62%          --       4.20%          --      4.32%
California Tax-Free
  Money Market Fund(7)        06/25/91          --     2.70%          --       2.72%          --       2.63%          --      2.64%
Diversified Money Market
  Fund(8)                     05/28/91          --     5.19%          --       4.96%          --       4.50%          --      4.52%
U.S. Government Money
  Market Fund                 12/01/90          --     4.97%          --       4.82%          --       4.35%          --      4.45%


* Reflects maximum sales charge (4.50% for the Equity Funds and 3.00% for the Fixed Income Funds).
+ Cumulative inception to date.

(1) Prior to 6/20/94, performance for Class A Shares is based on Fiduciary Share performance, which were first offered 2/9/84. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(2) Prior to 11/30/99, performance for Class A Shares is based on Fiduciary Share performance, which were first offered 2/1/95. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(3) Prior to 6/20/94, performance for Class A Shares is based on Fiduciary Share performance, which were first offered 2/15/84. The performance of Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


(4) Performance data includes the performance of the Stepstone Balanced Fund for the period prior to its consolidation with the HighMark Balanced Fund on 4/25/97.


(5) Performance data includes the performance of the Stepstone Value Momentum Fund for the period prior to its consolidation with the HighMark Value Momentum Fund on 4/25/97.

(6) Performance data includes the performance of the Stepstone California Intermediate Tax-Free Bond Fund for the period prior to its consolidation with the HighMark California Intermediate Tax-Free Bond Fund on 4/25/97.

(7) Performance data includes the performance of the Stepstone California Tax-Free Money Market Fund for the period prior to its consolidation with the HighMark California Tax-Free Money Market Fund on 4/25/97.

(8) Performance data includes the performance of the Stepstone Diversified Money Market Fund for the period prior to its consolidation with the HighMark Diversified Fund on 4/25/97.


(9) Prior to 11/13/92, performance for Class A Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(10) Prior to 4/2/92, performance for Class A Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


    The average total return for the Class B Shares of each Fund, computed as of July 31, 2001, is shown in the table below:


                                       AVERAGE ANNUAL TOTAL RETURN - CLASS B SHARES

                        FUND/CLASS
                        COMMENCEMENT             ONE                   FIVE                  TEN                   LIFE OF
FUND NAME               OF OPERATIONS            YEAR                  YEARS                 YEARS                 FUND
---------              ---------------   --------------------    ------------------      --------------------    -------------------
                                          WITH       WITHOUT      WITH       WITHOUT      WITH       WITHOUT      WITH      WITHOUT
                                          SALES      SALES        SALES      SALES        SALES      SALES        SALES     SALES
                                          LOAD*      LOAD         LOAD*      LOAD         LOAD*      LOAD         LOAD*     LOAD
                                         -------    ---------    -------    ---------    -------    ---------    -------   ---------
Balanced Fund             02/02/98       -11.15%      -6.69%      7.23%(1)    7.53%(1)     9.15%(1)    9.15%(1)    0.74%      1.45%
Core Equity Fund          06/30/00       -19.88%     -15.66%         --         --            --          --     -18.65%    -15.53%
Growth Fund               02/02/98       -48.53%     -46.23%      4.32%(2)    4.54%(2)        --          --      -7.23%     -6.65%
International Equity
  Fund                    11/30/99       -30.20%     -26.80%     -2.02%(4)   -1.69%(4)        --          --     -19.49%    -17.66%
Large Cap Value Fund      02/02/98        -8.30%      -3.84%      8.32%(3)    8.54%(3)    10.74%(3)   10.74%(3     0.51%      1.06%
Small Cap Value Fund      09/17/98        -8.03%      -3.71%         --          --           --          --      11.23%     12.08%
Value Momentum Fund       02/02/98        -6.11%      -1.48%     12.60%(5)   12.84%(5)    13.37%(5)   13.37%(5)    3.65%      4.43%
Bond Fund                 11/30/00         6.97%(6)   11.97%(6)   6.91%(6)    7.22%(6)     7.08%(6)    7.08%(6)    2.32%+     7.32%+
California Intermediate
  Tax-Free Bond Fund      11/30/99         1.87%       6.87%      5.24%(7)    5.56%(7)        --          --       4.01%      6.33%
U.S. Government
  Money Market Fund       02/02/98        -0.80%       4.20%      4.00%(8)    4.34%(8)     4.11%(8)    4.11%(8)    3.30%      4.08%


* Reflects maximum CDSC of 5.00%.
+ Cumulative inception date.

(1) Prior to 2/28/98, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(2) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 11/18/93. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(3) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 2/9/84. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(4) Prior to 11/30/99, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 2/1/95. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(5) Prior to 2/28/98, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


(6) Prior to 11/30/00, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 2/15/84. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(7) Prior to 11/30/99, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 10/15/93. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


(8) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance, which were first offered 8/10/87. The performance of Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

    The average total return for the Class C Shares of each Fund, computed as of July 31, 2001, is shown in the table below:


                                           AVERAGE ANNUAL TOTAL RETURN - CLASS C SHARES

                         FUND/CLASS
                         COMMENCEMENT             ONE                   FIVE                  TEN                   LIFE OF
FUND NAME                OF OPERATIONS            YEAR                  YEARS                 YEARS                 FUND
---------               ---------------   --------------------    -------------------     --------------------    ------------------
                                           WITH       WITHOUT      WITH       WITHOUT      WITH       WITHOUT      WITH      WITHOUT
                                           SALES      SALES        SALES      SALES        SALES      SALES        SALES     SALES
                                           LOAD*      LOAD         LOAD*      LOAD         LOAD*      LOAD         LOAD*     LOAD
                                          -------    ---------    -------    ---------    -------    ---------    -------   --------
Balanced Fund              11/30/99        -7.61%      -6.72%      7.87%(1)    7.87%(1)    9.32%(1)    9.32%(1)    -3.35%     -3.35%
Growth Fund                11/30/99       -46.63%     -46.17%      4.90%(2)    4.90%(2)       --          --      -29.83%    -29.83%
International Equity
  Fund                     11/30/99       -27.48%     -26.80%     -1.69%(4)   -1.69%(4)       --          --      -17.67%    -17.67%
Large Cap Value Fund       11/30/99        -4.75%      -3.86%      8.91%(3)    8.91%(3)   10.92%(3)   10.92%(3)    -4.76%     -4.76%
Small Cap Value Fund       11/30/99        -4.58%      -3.71%         --          --          --          --        6.66%      6.66%
Value Momentum Fund        11/30/99        -2.40%      -1.47%     13.26%(5)   13.26%(5)   13.58%(5)   13.58%(5)     1.11%      1.11%


* Reflects maximum CDSC of 5.00%.

(1) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect the Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(2) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance, which were first offered 11/18/93. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect the Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(3) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance, which were first offered 2/9/84. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect the Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


(4) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance, which were first offered 2/1/95. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect the Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(5) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance, which were first offered 2/1/91. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect the Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.


           The average total return for the Class S Shares of each Fund, computed as of July 31, 2001, is shown in the table below:


                                           AVERAGE ANNUAL TOTAL RETURN - CLASS S SHARES

                            FUND/CLASS
                            COMMENCEMENT            ONE                   FIVE                   TEN                 LIFE OF
FUND NAME                   OF OPERATIONS           YEAR                  YEARS                  YEARS               FUND
---------                  ---------------   --------------------   --------------------   -------------------   -------------------
                                               WITH      WITHOUT     WITH       WITHOUT     WITH      WITHOUT     WITH      WITHOUT
                                               SALES     SALES       SALES      SALES       SALES     SALES       SALES     SALES
                                               LOAD*     LOAD        LOAD*      LOAD        LOAD*     LOAD        LOAD*     LOAD
                                             -------    ---------   -------    ---------   -------   ---------   -------   ---------
100% U.S. Treasury
  Money Market Fund            09/30/99         --        4.52%        --         --          --         --         --       4.55%
California Tax-Free
  Money Market Fund            09/30/99         --        2.39%        --         --          --         --         --       2.45%
Diversified Money Market
  Fund Money Market Fund       09/30/99         --        4.88%        --         --          --         --         --       4.96%
U.S. Government  Money
  Market Fund                  09/30/99         --        4.66%        --         --          --         --         --       4.78%


*  Cumulative inception date.

    The average total return for the Fiduciary Shares of each Fund, computed as of July 31, 2001, is shown in the table below:


                                           AVERAGE ANNUAL TOTAL RETURN - FIDUCIARY SHARES

                              FUND/CLASS
                              COMMENCEMENT                ONE                 FIVE                TEN                  LIFE OF
FUND NAME                     OF OPERATIONS               YEAR                YEARS               YEARS                FUND
---------                     ---------------           --------            ---------           ---------             ----------
Balanced Fund(1)              02/01/91                   -5.85%               8.20%               9.49%                   9.86%
Core Equity Fund              05/31/00                  -14.91%                  --                  --                 -14.65%
Growth Fund                   11/18/93                  -45.71%              -5.19%                  --                   7.81%
International Equity Fund(2)  02/01/95                  -26.17%              -1.40%                  --                   1.11%
Large Cap Value Fund(3)       02/09/84                   -2.90%               9.24%              11.09%                  13.00%
Small Cap Value Fund          09/17/98                   -2.80%                  --                  --                  13.02%
Value Momentum Fund(4)        02/01/91                   -0.55%              13.61%              13.75%                  14.37%
Bond Fund(5)                  02/15/84                   12.73%               7.36%               7.16%                   8.81%
California Intermediate
  Tax-Free Bond Fund(6)       10/15/93                    7.92%               5.92%                  --                   5.04%
100% U.S. Treasury Money
  Market Fund                 08/10/87                    5.09%               4.85%                4.31%                  5.20%
California Tax-Free
  Money Market Fund(7)        06/10/91                    2.95%               2.99%                2.93%                  2.94%
Diversified Money Market
  Fund(8)                     02/02/91                    5.45%               5.22%                4.74%                  4.81%
U.S. Government Money
  Market Fund                 08/10/87                    5.24%               5.04%                4.46%                  5.33%


*Cumulative inception date.


(1) Performance data includes the performance of the Stepstone Balanced Fund for the period prior to its consolidation with the HighMark Balanced Fund on 4/25/97.

(2) Performance data includes the performance of the Stepstone International Equity Fund for the period prior to its consolidation with the HighMark International Equity Fund on 4/25/97.

(3) Performance data includes the performance of the IRA Fund Income Equity Portfolio for the period prior to its consolidation with the HighMark Large Cap Value Fund on 6/23/88.


(4) Performance data includes the performance of the Stepstone Value Momentum Fund for the period prior to its consolidation with the HighMark Value Momentum Fund on 4/25/97.

(5) Performance data includes the performance of the IRA Fund Bond Portfolio for the period prior to its consolidation with the HighMark Bond Fund on 6/23/88.

(6) Performance data includes the performance of the Stepstone California Intermediate Tax-Free Bond Fund for the period prior to its consolidation with the HighMark California Intermediate Tax-Free Bond Fund on 4/25/97.

(7) Performance data includes the performance of the Stepstone California Tax-Free Money Market Fund for the period prior to its consolidation with the HighMark California Tax-Free Money Market Fund on 4/25/97.

(8) Performance data includes the performance of the Stepstone Diversified Money Market Fund for the period prior to its consolidation with the HighMark Diversified Fund on 4/25/97.

    Because each class of Shares of a Fund has different sales charge structures and differing distribution and shareholder servicing fees, the performance of each class will differ. All performance information presented is based on past performance and does not predict future performance.

    MISCELLANEOUS

    Prior to April 28, 1997, the California Tax-Free Money Market Fund, the Value Momentum Fund, the International Equity Fund, and the California Intermediate Tax-Free Bond Fund were Stepstone Funds.

    Shareholders are entitled to one vote for each Share held in a Fund as determined on the record date for any action requiring a vote by the Shareholders, and a proportionate fractional vote for each fractional Share held. Shareholders of HighMark Funds will vote in the aggregate and not by series or class except (i) as otherwise expressly required by law or when HighMark Funds' Board of Trustees determines that the matter to be voted upon affects only the interests of the Shareholders of a particular series or particular class, and (ii) only Retail Shares will be entitled to vote on matters submitted to a Shareholder vote relating to the Distribution Plan. HighMark Funds is not required to hold regular annual meetings of Shareholders, but may hold special meetings from time to time.

    HighMark Funds' Trustees are elected by Shareholders, except that vacancies may be filled by vote of the Board of Trustees. HighMark Funds is not required to hold meetings of Shareholders for the purpose of electing Trustees except that (i) HighMark Funds is required to hold a Shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by Shareholders and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the Shareholders, that vacancy may be filled only by a vote of the Shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of Shares representing two-thirds of the outstanding Shares of HighMark Funds at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of Shares representing not less than 10% of the outstanding Shares of HighMark Funds. Upon written request by the holders of Shares representing 1% of the outstanding Shares of HighMark Funds stating that such Shareholders wish to communicate with the other Shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, HighMark Funds will provide a list of Shareholders or disseminate appropriate materials (at the expense of the requesting Shareholders). Except as set forth above, the Trustees may continue to hold office and may appoint successor Trustees.

       HighMark Funds is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of HighMark Funds.

       The Prospectuses and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

       The 2001 Annual Report to Shareholders of HighMark Funds is incorporated herein by reference. This Report includes audited financial statements for the fiscal year ended July 31, 2001. Upon the incorporation by reference herein of such Annual Report, the opinion in such Annual Report of independent accountants is incorporated herein by reference and such Annual Report's financial statements are incorporated by reference herein in reliance upon the authority of such accountants as experts in auditing and accounting.

       The Prospectuses and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made.

       No salesperson, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this Statement of Additional Information.

       As of October 31, 2001, HighMark Funds believes that the trustees and officers of HighMark Funds, as a group, owned less than one percent of the Shares of any Fund of HighMark Funds. As of October 31, 2001, HighMark Funds believes that there was no person who beneficially owned more than 25% of the outstanding voting securities of any Fund.


       As of October 31, 2001, HighMark Funds believes that Union Bank of California was the shareholder of record of 99.98% of the Fiduciary Shares of the Core Equity Fund, 99.64% of the Fiduciary Shares of the Growth Fund, 99.53% of the Fiduciary Shares of the Large Cap Value Fund, 94.33% of the Fiduciary Shares of the International Equity Fund, 89.61% of the Fiduciary Shares of the Balanced Fund, 99.91 % of the Fiduciary Shares of the Bond Fund, 99.30% of the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund, 99.25% of the Fiduciary Shares of the Value Momentum Fund, 99.91% of the Fiduciary Shares of the Small Cap Value Fund, 99.99% of the Fiduciary Shares of the U. S. Government Money Market Fund, 99.97% of the Fiduciary Shares of the Diversified Money Market Fund, 99.18% of the Fiduciary Shares of the U. S. Treasury Money Market Fund and 99.98% of the Fiduciary Shares of the California Tax-Free Money Market Fund.

       As of October 31, 2001, HighMark Funds believes that Union Bank of California had investment authority with respect to 45.65% of the Growth Fund Fiduciary Shares, 45.88% of the Large Cap Value Fund Fiduciary Shares, 51.85% of the Balanced Fund Fiduciary Shares, 52.95% of the Value Momentum Fund Fiduciary Shares, 22.60% of the International Equity Fund Fiduciary Shares, 96.53% of the Small Cap Value Fund Fiduciary Shares, 99.55 % of the Core Equity Fund Fiduciary Shares, 72.94% of the Bond Fund Fiduciary Shares, 97.90% of the California Intermediate Tax-Free Bond Fund Fiduciary Shares, 14.45% of the U. S. Treasury Money Market Fund Fiduciary Shares, 21.59% of the Diversified Money Market Fund Fiduciary Shares, 38.46% of the California Tax-Free Money Market Fund Fiduciary Shares and 6.51% of the U. S. Government Money Market Fund Fiduciary Shares.

       The table below indicates each additional person known by HighMark Funds to own of record or beneficially 5% or more of the Shares of the following Funds of HighMark Funds as of October 31, 2001.

                                5% OR MORE OWNERS

                         BALANCED FUND - CLASS A SHARES


   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Ty & Wei Chen Yeh TTEE                                                9.05%
Yeh Family Trust
U/A 9/11/91
2048 Studebaker Rd.
Long Beach, CA 90815-3539


                         BALANCED FUND - CLASS C SHARES

   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Suzanne M. Markowsky TTEE                                            20.04%
David G. Azoff TTEE
Azoff Family Trust U/A DTD 5/25/95
10802 W. 116th Ter.
Overland Park, KS  66210-3857

Robert J. Krahulik                                                   18.53%
32062 Via Tonada
San Juan Capistrano, CA 92675-3612

Union Bank of California Cust.                                       57.70%
IRA of Joe K. Shintaku
Rollover
1349 3rd Avenue
San Francisco, CA 94122-2718

                        BALANCED FUND - FIDUCIARY SHARES


   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Nummi Hourly Retirement Plan                                         16.17%
Attn: Paige Kenigsberg
45500 Fremont Blvd.
Fremont, CA 94538-6326

NEC Savings Plan Agency - Balanced                                   10.33%
NEC America, Inc.
Attn: James Haley
8 Corporate Center Drive
Melville, NY 11747-3193

Union Bank of California Retirement Plan                             16.79%
400 California Street
San Francisco, CA 94104

Union Bank of California 401(k) Plan                                 11.83%
P. O. Box 45000
San Francisco, CA 94145-0001



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       87.26%
c/o Union Bank of California
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484

American Express Trust Company                                       10.33%
As Agent for NEC Savings and
Retirement Plan
Attn:  Nancy Jendro Trust Operation
P.O. Box 534
Minneapolis, MN  55440-0534



                        CORE EQUITY FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Barbara and Andrew Leigh Family                                      41.62%
Andrew M. Leigh
U/A 11/8/94
15961 Royal Oak Road
Encino, CA  91436-3911

Union Bank of California Cust.                                       11.29%
IRA of Ken Inose
Roth Rollover
28425 Cayuse Ln.
Rancho Palos Verdes, CA  90275-5163

Industrial Service Oil Co. Inc.                                       5.49%
6700 E. Pacific Coast Highway Suite 240

Long Beach, CA  90803-4233



                        CORE EQUITY FUND - CLASS B SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Paine Webber Incorporated                                             5.13%
For Benefit of:    MJM Land Development
Company Profit Sharing Plan
1000 Harborside Boulevard
Weehawken, NJ  ______

Landon McArthur                                                       5.48%
466 Rutland Ave.
San Jose, CA  95128-2346



                       CORE EQUITY FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       91.83%
C/o Union Bank of California
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



                          GROWTH FUND - CLASS C SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Wexford Clearing Services Corp FBO                                    9.17%
Helen L. Calvelli TTEE
Helen L. Calvelli Rev Trust
UA DTD 09/16/99
910 Fallowfield Ln.
Watsonville, CA  95076-9774

Union Bank of California Cust                                        25.97%
IRA of David Miller
Rollover
1408 Hawthorne Ter
Berkeley, CA  94708-1804

Union Bank of California Cust                                         5.93%
IRA of Socrates Mamakos
Rollover
3990 Clay Street

San Francisco, CA  94118-1624



                         GROWTH FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Union Bank of California 401(k) Plan                                 20.42%
P.O. Box 45000
San Francisco, CA 94145-0001

   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       97.54%
c/o Union Bank of California
Attn:  Kathleen Heilman
P.O. Box 84584
San Diego, CA  92186-5484



                      LARGE CAP VALUE FUND - CLASS C SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California Cust                                        63.19%
IRA of Janet E. Potter
Rollover/UBOC
2760 Pine Street
San Francisco, CA  94115-2523

Union Bank of California Cust.                                       30.32%
IRA of Elena C. La Clair
Rollover
106 Greenwood Dr.
South San Francisco, CA  94080-5837



                     LARGE CAP VALUE FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Union Bank of California 401(k) Plan                                 23.58%
P.O. Box 45000
San Francisco, CA 94145-0001

Komatsu Savings Plan Salaried                                         7.96%
440 N. Fairway Dr.
Vernon Hills, IL  60061-1836

Mathilda Swall TW                                                     5.54%
c/o Union Bank of California
700 L Street
Sacramento, CA  95814



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       95.91%
c/o Union Bank
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



                   INTERNATIONAL EQUITY FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Joan Cohen TTEE                                                      27.30%
Joan Cohen Marital Trust
U/A 3/13/95
1862 Park Skyline Road
Santa Ana, CA  92705-3130

LPL Financial Services                                                6.48%
A/C 3445-9107
9785 Towne Centre Drive
San Diego, CA  92121-1968



                   INTERNATIONAL EQUITY FUND - CLASS B SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California Cust.                                       10.31%
IRA of David C. Gallardo
10290 Ave. 191/2
Chowchilla, CA  93610-9070



                   INTERNATIONAL EQUITY FUND - CLASS C SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
State Street Bank & Trust Co.                                         8.82%
Cust. for the IRA R/O
FBO Rodney A. Harrison
2410 N. Post Street
Spokane, WA  99205-3251

Rosemary Mercurio                                                    32.26%
8840 W. Kimberly Way
Peoria, AZ  85382-8721

State Street Bank & Trust Co.                                        24.05%
Cust. for the IRA of
FBO Ronald D. Noon
P.O. Box 893
Orinda, CA  94563-0888

State Street Bank & Trust Co.                                        21.42%
Cust. for the IRA of
FBO Hiroshi Nakai
138 15th Avenue
San Francisco, CA  94118-1011



                  INTERNATIONAL EQUITY FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Union Bank of California Retirement Plan                             67.50%
400 California Street
San Francisco, CA 94104

Nummi Hourly Retirement Plan                                          6.91%
Attn: Paige Kenigsberg
45500 Fremont Blvd.
Fremont, CA 94538-6326



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
AXA Banque                                                            5.92%
372 Rue Saint Honore
75040 Paris Cedex 01 France

Lane & Company                                                       86.55%
c/o Union Bank of California
Attn: Kathleen Heilman
P. O. Box 85484
San Diego, CA 92186-5484



                      SMALL CAP VALUE FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Joan Chen TTEE                                                        5.56%
Joan Cohen Marital Trust

U/A 3/13/95
1862 Park Skyline
Santa Ana, CA  92705-3120

Union Bank Cust.                                                      7.79%
IRA of Robert S. Butler
Personalized IRA Rollover
650 Club View Drive
Los Angeles, CA  90024-2624



                      SMALL CAP VALUE FUND - CLASS C SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Sally Gibson                                                         16.17%
36110 Fanshawe Street
Fremont, CA  94536-4634

Prudential Securities Inc. FBO                                        7.41%
Mr. Edward W. Mentzer
858 Stanton Road
Burlingame, CA  94010-1404

L&T Precision Sheet Metal                                             6.07%
LOC Huu Nguyen
12105 Kirkham Road
Poway, CA 92064-6870

Wexford Clearing Services Corp. FBO                                   6.99%
Sutro & Co. Inc. C/F
Steven Regli
IRA Rollover DTD 10/31/00
5404 NE 21st Ter.
Ft. Lauderdale, FL  33308-3123

Benoit-Reinhardt Family Ttee.                                         6.80%
FBO Carmel Reinhardt Page
97826 Crestline Loop
Brookings, OR  97415-9406



                     SMALL CAP VALUE FUND - FIDUCIARY SHARES

   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
TDK USA Corp. Pension Plan                                            5.22%
Attn:  Ms. Debbie Iampieri
TDK U.S.A. Corporation
901 Franklin Avenue
Garden City, NY 11530-2933



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       99.93%
c/o Union Bank of CA
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



                      VALUE MOMENTUM FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
The Chicago Trust Company                                             8.43%
of Chicago
Omnibus Account
UA DTD 12/17/1999
P.O. Box 121589
San Diego, CA 92112-1589



                      VALUE MOMENTUM FUND - CLASS C SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Wexford Clearing Services Corp. FBO                                   5.08%
Mr. Roy Zeiger
Mrs. Mavis Zeiger Co.-Ttees.
U/A Dtd. 04/12/00
6432 Buckskin Lane
Roseville, CA  95747-8076

LPL Financial Services                                                6.15%
9785 Towne Centre Drive
San Diego, CA  92121-1968

Jane Astleford                                                        8.49%
Terry L. Astleford
9350 E. 185th Street
Prior Lake, MN  55372-9164



                     VALUE MOMENTUM FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Union Bank of California 401(k) Plan                                  14.47%
P.O. Box 45000
San Francisco, CA 94145-0001



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       95.66%
c/o Union Bank of California
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



                          BOND FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       95.09%
c/o Union Bank of California
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



                               BOND FUND - CLASS A



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Northern Trust Company TTEE                                           9.21%
Nissan Motor Corp. USA Exec. Trust
A/C #22-07004  UA DTD 09/04/2001
P.O. Box 92956
Chicago, IL  60675-2956

                               BOND FUND - CLASS B

   NAME AND ADDRESS                                     PERCENTAGE OF OWNERSHIP RECORD
   ----------------                                   ---------------------------------
Cokky Silitonga Muranna Tobing                                        5.02%
JLN Cikatomas I/II
Kebayovan Beru
Jakarta 12180 Indonesia
200 Liberty St.
New York, NY 10281-1003

           CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Charles Schwab & Co., Inc.                                           21.61%
FBO Exclusive Customers
101 Montgomery St.
San Francisco, CA  94104-4122

Harry R and Edythe L. Silverglide TTEE                               10.84%
Harry and Edythe Silverglide
c/o Mike Destro
16615 Lark Avenue, Suite 200
Los Gatos, CA 95032-7645



           CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND - CLASS B SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Hiroko Masuda                                                         6.12%
403 9-30-12 Seijo Setagaya-Ku
Tokyo, Japan

Ingeborg Samsinger                                                    6.15%
1555 Lakeside Drive #71
Oakland, CA 94612-4544



          CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lane & Company                                                       95.69%
c/o Union Bank of California
Attn: Kathleen Heilman
P.O. Box 85484
San Diego, CA 92186-5484



              100% U.S. TREASURY MONEY MARKET FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                      99.99%
For the Benefit of our Customers
Church Street Station
PO Box 3908
New York, NY 10008-3908

             100% U.S. TREASURY MONEY MARKET FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Weber Metals, Inc. Liquidity Management                               6.02%
Weber Metals, Inc.
Attn:  Bruce L. Hansen
P. O. Box 318
Paramount, CA 90723-0318



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California                                             96.04%
Lane & Co Cash
Attn: Fund Accounting
PO Box 85602
San Diego, CA 92186-5602



              100% U.S. TREASURY MONEY MARKET FUND - CLASS S SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                        100%
for the Benefit of Our Customers
Church Street Station
P.O. Box 3752
New York, NY  10008-3752



             CALIFORNIA TAX-FREE MONEY MARKET FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                      99.63%
For the Benefit of our Customers
Church Street Station
PO Box 3752
New York, NY 10008-3752



            CALIFORNIA TAX-FREE MONEY MARKET FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
Michael B. & Linda Jo Van Daele, TTE                                  7.46%
Attn:  Jeff Hack
2900 Adams Street, Suite C25
Riverside, CA 92504

   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California                                             99.99%
Lane & Co Cash
Attn: Fund Accounting
PO Box 85602
San Diego, CA 92186-5602



             CALIFORNIA TAX-FREE MONEY MARKET FUND - CLASS S SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                        100%
For the Benefit of our Customers
Church Street Station
PO Box 3752
New York, NY 10008-3752



                 DIVERSIFIED MONEY MARKET FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                      97.51%
For the Benefit of our Customers
Church Street Station
PO Box 3908
New York, NY 10008-3908



                DIVERSIFIED MONEY MARKET FUND - FIDUCIARY SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California                                             82.70%
Lane & Co Cash
Attn: Fund Accounting
PO Box 85602
San Diego, CA 92186-5602

Lane & Company                                                       17.27%
c/o Union Bank of California
Attn: Kathleen Heilman
PO Box 85484
San Diego, CA 92186-5484

                 DIVERSIFIED MONEY MARKET FUND - CLASS S SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                        100%
For the Benefit of our Customers
Church Street Station
PO Box 3752
New York, NY 10008-3752



               U.S. GOVERNMENT MONEY MARKET FUND - CLASS A SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                      91.81%
For the Benefit of our Customers
Church Street Station
PO Box 3752
New York, NY 10008-3752



               U.S. GOVERNMENT MONEY MARKET FUND - CLASS B SHARES



   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Lakeside Business Center                                              5.43%
Sole Proprietorship
Ronald E. Soderling
901 Dove Street, Suite #270
Newport Beach, CA 92660-3038

Thomas F. Luthi TTEE                                                  5.03%
Thomas F. Luthi Revocable Trust
U/A 9/14/00
653 Manhattan Beach Blvd. #K
Manhattan Beach, CA  90266-4885

Rebecca Gold                                                         10.51%
1912 Jasmine Street
El Cajon, CA 92021-3663

State Street Bank & Trust Co.                                         6.56%
Cust for the Rollover IRA of
Edward T. Devitt
721 Black Point Pl.
Clayton, CA 94517-1004

Union Bank of California Cust.                                        6.04%
IRA of James R. Wells
Rollover
13159 S. Peach Avenue
Selma, CA  93662-9632

              U.S. GOVERNMENT MONEY MARKET FUND - FIDUCIARY SHARES

   NAME AND ADDRESS                                   PERCENTAGE OF BENEFICIAL OWNERSHIP
   ----------------                                   ---------------------------------
City of Anaheim CU                                                    7.29%
City of Anaheim
Attn:  Charlene Jung, City Treasurer
201 S. Anaheim Blvd. #901
Anaheim, CA 92805

   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
Union Bank of California                                             97.87%
Lane & Co Cash
Attn: Fund Accounting
P.O. Box 85602
San Diego, CA  92186-5602

               U.S. GOVERNMENT MONEY MARKET FUND - CLASS S SHARES

   NAME AND ADDRESS                                   PERCENTAGE OF OWNERSHIP OF RECORD
   ----------------                                   ---------------------------------
National Financial Services LLC                                        100%
For the Benefit of our Customers
Church Street Station
PO Box 3752
New York, NY 10008-3752

                                    APPENDIX

The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by the Funds with regard to portfolio investments for the Funds include Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), Fitch IBCA, Duff & Phelps ("Fitch IBCA"), and Thomson BankWatch, Inc. ("Thomson"). Set forth below is a description of the relevant ratings of each such NSRO. The NSROs that may be utilized by the Funds and the description of each NSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.


LONG-TERM DEBT RATINGS (may be assigned, for example, to corporate and municipal bonds)

Description of the five highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1,2, and 3) in each rating category to indicate the security's ranking within the category):


Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.



Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.



A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.



Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.



 Ba        Bonds which are rated Ba are judged to have speculative elements;
           their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.



           Description of the five highest long-term debt ratings by S & P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):


AAA An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor"s capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB        An obligation rated 'BBB' exhibits adequate protection parameters.
           However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

Description of the three highest long-term debt ratings by Fitch IBCA:

AAA Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.


AA Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

SHORT-TERM DEBT RATINGS (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

           - Leading market positions in well-established industries.

           - High rates of return on funds employed.

           - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

           - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

           - Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S & P's description of its three highest short-term debt ratings:

A-1 A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Fitch IBCA's description of its three highest short-term debt ratings:

F1 Highest credit quality. Indicates the Best capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2 Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3 Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

Short-Term Loan/Municipal Note Ratings

Moody's description of its two highest short-term loan/municipal note ratings:

MIG 1/VMIG 1    This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2    This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

Short-Term Debt Ratings

       Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.


       BankWatch(TM) Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.


The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

The TBW Short-Term Rating apply only to unsecured instruments that have a maturity of one year or less.

The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

TBW-1 The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.


TBW-2 The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated TBW-1.

TBW-3 The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

TBW-4 The lowest rating category; this rating is regarded as non investment grade and therefore speculative.

                              FINANCIAL STATEMENTS

       The Independent Auditors' Report for HighMark Funds for the fiscal year ended July 31, 2001, audited Financial Statements for HighMark Funds for the fiscal year ended July 31, 2001, and unaudited Financial Statements for HighMark Funds for the period ended January 31, 2001 are incorporated by reference to the Annual and Semi-Annual Reports of HighMark Funds, dated as of such dates, which will be sent to shareholders of each Fund pursuant to the 1940 Act and previously filed with the Securities and Exchange Commission. A copy of each such report may be obtained without charge by contacting the Distributor, SEI Investments Distribution Co. at 1 Freedom Valley Drive, Oaks, Pennsylvania, 19456 or by telephoning toll-free at 1-800-734-2922.